Exhibit 4.2

GREENPOINT MORTGAGE SECURITIES LLC,

Sponsor,

GREENPOINT MORTGAGE FUNDING, INC.,

Seller and Servicer,

TERWIN ADVISORS LLC,

Seller,

GREENPOINT HOME EQUITY LOAN TRUST 2004-3,

Issuer,

U.S. BANK NATIONAL ASSOCIATION,

Indenture Trustee,

and

THE MURRAYHILL COMPANY,

Credit Risk Manager

SALE AND SERVICING AGREEMENT

Dated as of June 1, 2004

Variable Rate Asset-Backed Notes

Series 2004-3

i

ii

EXHIBITS AND SCHEDULES

iii

SALE AND SERVICING AGREEMENT, dated as of June 1, 2004, (the “Agreement”) among GREENPOINT HOME EQUITY LOAN TRUST 2004-3, a Delaware statutory trust (the “Issuer” or “Trust”), GREENPOINT MORTGAGE SECURITIES LLC, a Delaware limited liability company (the “Sponsor”), GREENPOINT MORTGAGE FUNDING, INC., a New York corporation (in its capacity as servicer, the “Servicer” or in its capacity as a seller, a “Seller” or “GreenPoint”), TERWIN ADVISORS LLC, a Delaware limited liability company (“Terwin Advisors” or a “Seller” and together with GreenPoint, the “Sellers”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”) and THE MURRAYHILL COMPANY, a Colorado corporation (the “Credit Risk Manager”).

WHEREAS, the Issuer desires to purchase a portfolio of mortgage loans arising in connection with Credit Line Agreements originated or acquired by GreenPoint and Terwin Advisors;

WHEREAS, GreenPoint has sold certain mortgage loans (the “GreenPoint Mortgage Loans”) to Wachovia Bank, National Association who, in turn, sold such mortgage loans to Terwin Advisors;

WHEREAS, Terwin Advisors has acquired certain mortgage loans, other than the GreenPoint Mortgage Loans, (the “Terwin Mortgage Loans”) from various third-party originators and intends to sell Terwin Mortgage Loans and the GreenPoint Mortgage Loans to the Sponsor;

WHEREAS, the GreenPoint Mortgage Loans and Terwin Mortgage Loans consist of certain home equity revolving lines of credit (collectively, the “Mortgage Loans”);

WHEREAS, the Sponsor has purchased such Mortgage Loans from Terwin Advisors and is willing to sell such mortgage loans to the Issuer;

WHEREAS, the Servicer is willing to service all such Mortgage Loans;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

All capitalized terms used in this Agreement and not otherwise defined herein, shall have the meanings assigned thereto in Annex A to the Indenture dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

Section 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03. Interest Calculations.

All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Notes shall be made on the basis of the actual number of days in an Interest Accrual Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ORIGINAL ISSUANCE OF NOTES;

TAX TREATMENT

Section 2.01. Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances Under Credit Line Agreements.

(a) In consideration of the Issuer’s delivery to or upon the order of the Sponsor on the Closing Date of the net proceeds from the sale of the Notes and the Residual Certificates and the other amounts to be distributed from time to time to the Sponsor in accordance with the terms of this Agreement and the Indenture, the Sponsor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse (subject to Sections 2.03 and 2.06), all of its right, title and interest in and to (i) each Mortgage Loan, including its Principal Balance (including any Additional Balances related thereto) and all collections in respect thereof received after the Cut-Off Date (excluding Interest Collections due or accrued on or prior to the Cut-Off Date); (ii) the Assignment Agreement, to the extent it relates to the Mortgage Loans; (iii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iv) the Sponsor’s rights under the hazard insurance policies; (v) the Policy; (vi) the Collection Account and the Distribution Account; and (vii) any proceeds of the foregoing and any other Trust Property and all other assets included or to be included in the Trust for the benefit of Noteholders, the Residual Certificateholders and the Insurer; provided, however, neither the Indenture Trustee nor the Trust assumes or shall assume the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Indenture Trustee shall be obligated or permitted to fund any such future advances. With respect to the Mortgage Loans, Additional Balances shall be part of the related Principal Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and therefore part of the Trust Property. On or prior to the Closing Date, the Sponsor shall cause the Insurer to deliver the Policy to the Indenture Trustee for the benefit of the Noteholders. It is the intention of the Sponsor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Mortgage Loans and other Trust Property from the Sponsor to the Issuer and that such sale should constitute a valid transfer and assignment of the Mortgage Loans and other Trust Property to the Issuer and the beneficial interest in and title to the Mortgage Loans and the other Trust Property shall not be part of the Sponsor’s estate in the event of the filing of a bankruptcy petition by or against the Sponsor under any bankruptcy law. In the event that, notwithstanding the intent of the Sponsor, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.01 for the benefit of the Noteholders, the Residual Certificateholders and the Insurer. Prior to the last day of the related Collection Period preceding the month in which the commencement of the Rapid Amortization Period occurs, to the extent that the Purchase Price of any Additional Balance is greater than the cash consideration paid by the Issuer for such Additional Balance, the difference between such Purchase Price and the amount of such cash consideration shall be deemed to be a loan made to the Issuer by the Sponsor, which shall accrue interest and be payable according to the terms of the Indenture. On the first day of the Collection Period in which the commencement of the Rapid Amortization Period occurs, the outstanding amount of any such loan, together with accrued interest thereon, shall be converted into a capital contribution to the Issuer evidenced by the Class G Certificate. The Purchase Price of any Additional Balance thereafter created and contributed to the Issuer shall be deemed to be a capital contribution made to the Issuer by the Sponsor. To the extent that the Sponsor receives cash consideration for the entire Purchase Price of such Additional Balance on any future date, any corresponding capital contribution that had previously been deemed to have been made to the Issuer by the Sponsor shall be deemed to have been redeemed.

(b) Each of the Servicer and the Sponsor agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the States of California, Delaware and New York, respectively, which shall have been filed on or as of the Closing Date) describing the Cut-Off Date Principal Balances and Additional Balances and naming (i) in the case of the Cut-Off Date Principal Balances, (A) Terwin Advisors as debtor and the Sponsor as secured party, (B) the Sponsor as debtor and the Issuer as secured party and (ii) in the case of Additional Balances, (A) in the case of the Green Point Mortgage Loans, the Servicer as debtor and the Sponsor as secured party and in the case of the Terwin Mortgage Loans, Terwin Advisors as debtor and the Sponsor as secured party, and (B) the Sponsor as debtor and the Issuer as secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Issuer, the Servicer, Terwin Advisors or the Sponsor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Servicer, the Sponsor or Terwin Advisors (within 10 days of any event necessitating such filing) as are necessary to perfect and protect the Noteholders’ and the Insurer’s interests in each Cut-Off Date Principal Balance and Additional Balance and the proceeds thereof (other than maintaining possession by the Custodian of the Mortgage Loans and the Mortgage Files).

(c) In connection with such transfer and assignment, each Seller shall deliver to the Custodian on behalf of the Indenture Trustee the following documents or instruments (each a “Related Document” and together for each Mortgage Loan, the “Mortgage File”) with respect to each Mortgage Loan sold by it to the Sponsor on the Closing Date:

(i) with respect to each Mortgage Loan, the original Credit Line Agreement;

(ii) for each Mortgage Loan that is not a MERS Mortgage Loan, an unsigned and un-notarized but otherwise complete original Assignment of Mortgage in blank;

(iii) (A) for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or, if in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the related Seller shall deliver or cause to be delivered to the Custodian, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the related Seller stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded, and (B) in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the “Mortgage Identification Number” of such MERS Mortgage Loan;

(iv) for each Mortgage Loan that is not a MERS Mortgage Loan, if applicable, the original intervening assignments, if any (“Intervening Assignments”), with evidence of recording thereon, showing a complete chain of title to the Mortgage from the originator to the related Seller (and endorsed in blank in accordance with clause (ii) above) or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Sponsor stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

(v) either a title policy or guaranty title with respect to the related Mortgaged Property;

(vi) the original of any guaranty executed in connection with the Mortgage Loan;

(vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loans; and

(viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage.

The Sponsor hereby confirms to the Indenture Trustee that it has caused the portions of the Electronic Ledgers relating to the Mortgage Loans as of the Closing Date to be clearly and unambiguously marked, and has made, or will make, the appropriate entries in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trust. The Servicer hereby confirms to the Indenture Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.

(d) Notwithstanding the characterization of the Notes as debt for federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans to the Trust as provided herein as a sale, for certain non-tax purposes, of all the Sponsor’s right, title and interest in and to the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Sponsor grants to the Trust, a security interest in all of such party’s right, title and interest in, to and under the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

(e) Pursuant to the Custodial Agreement, the Custodian will review each Mortgage File delivered to it and to certify and deliver to the Indenture Trustee on the Closing Date, an initial certification in substantially the form attached to the Custodial Agreement as Exhibit One-A (the “Initial Trust Receipt”) with respect to the Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified on the schedule of exceptions attached to the Initial Trust Receipt as Schedule B (the “Schedule of Exceptions”) as not covered by such Initial Trust Receipt) listed on the Mortgage Loan Schedule.

Within 90 days following delivery of the Mortgage Files to the Custodian pursuant to this Section, the Indenture Trustee shall cause the Custodian to, in accordance with the Custodial Agreement, review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Custodian may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Custodian finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Custodian determines that such Mortgage File is otherwise defective in any material respect, the Custodian shall promptly upon the conclusion of its review notify the Indenture Trustee, the related Seller and the Insurer, and the related Seller shall have a period of 90 days after such notice within which to correct or cure any such defect. Upon the completion of its 90-day review, the Custodian shall also notify the Insurer of any Mortgage File with respect to which it has been delivered any items other than the original recorded Mortgage with respect to Section 2.01(c)(iii).

Neither the Custodian nor the Indenture Trustee shall have any responsibility for reviewing any Mortgage File except as expressly provided in the Custodial Agreement or in this Section 2.01, respectively. In reviewing any Mortgage File pursuant to this Section, the Indenture Trustee and the Custodian shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Indenture Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

Upon its receipt of written notice from the Servicer or the Insurer that a Recordation Event has occurred, the Indenture Trustee shall take all necessary steps to prepare and submit for recordation an Assignment of Mortgage (or a blanket Assignment of Mortgage covering multiple Mortgage Loans if the same is permitted in any applicable jurisdiction) at the expense and on behalf of the Servicer or, if the Servicer fails to pay such amounts or is no longer a party hereto, pursuant to Section 8.7(b)(xi) of the Indenture.

(f) The related Seller shall sell, assign, transfer, set over and otherwise convey without recourse to the Indenture Trustee all right, title and interest of such Seller in and to any Eligible Substitute Mortgage Loan delivered to the Indenture Trustee or the Custodian on behalf of the Trust by such Seller pursuant to Section 2.03 or Section 2.06 hereof and all its right, title and interest to principal collected and interest accruing on such Eligible Substitute Mortgage Loan on and after the applicable Substitute Cut-Off Date; provided, however, that such Seller shall reserve and retain all right, title and interest in and to payments of interest due on such Eligible Substitute Mortgage Loan prior to the applicable Substitute Cut-Off Date; provided, further, that neither the Trust nor the Indenture Trustee shall be obligated to fund any future advances to the related Mortgagor under such Eligible Substitute Mortgage Loan.

In connection with any transfer and assignment of an Eligible Substitute Mortgage Loan to the Indenture Trustee on behalf of the Trust, the related Seller agrees to cause to be delivered to the Custodian on behalf of the Indenture Trustee the items described in Section 2.01(c) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 2.01(c), then no later than such later delivery time.

(g) Each Defective Mortgage Loan that is required to be repurchased or substituted pursuant to the provisions this Agreement shall, upon such repurchase or substitution in accordance with the provisions hereof, be released from the Trust and from the lien created by the Indenture. As to each Mortgage Loan released from the Trust in connection with the repurchase thereof or the conveyance of an Eligible Substitute Mortgage Loan therefor, the related Seller shall prepare, and the Indenture Trustee, on behalf of the Trust, will execute, such documents as are necessary to transfer, assign, set over and otherwise convey without recourse, to or upon the order of such Seller, all of its right, title and interest in and to such released Mortgage Loan and all the Trust’s right title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the first day of the calendar month in which such Mortgage Loan is released; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest collected on such released Mortgage Loan prior to such date.

Section 2.02. Further Encumbrance of Trust Property.

(a) Immediately upon the conveyance to the Trust by the Sponsor of any item of the Trust Property pursuant to Section 2.01, all right, title and interest of the Sponsor in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.).

(b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture and contemporaneously with such property vesting in the Trust pursuant to (a) above, the Trust shall grant a security interest in the Trust Property to secure the repayment of the Issuer Secured Obligations. The Residual Certificates shall represent the beneficial ownership interest in the Trust Property, and the Residual Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein and in the Indenture and Trust Agreement.

(c) Prior to the payment in full on the Notes, the payment of all amounts due to the Insurer under the Insurance Agreement, the termination of the Policy (as defined therein) and the surrender of the Policy by the Indenture Trustee to the Insurer, the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee) shall hold the Trust Property on behalf of the Noteholders. Following the payment in full of the Notes and the payment of all amounts due to the Insurer under the Insurance Agreement, and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Residual Certificates, remain as covenants of the Issuer for the benefit of the Residual Certificateholders, enforceable by the Residual Certificateholders to the same extent as such covenants were enforceable by the Insurer and the Noteholders prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Residual Certificateholders.

Section 2.03. Acceptance by Indenture Trustee; Certain Substitution of Mortgage Loans.

(a) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due to (i) the Indenture Trustee or any agent or counsel thereof pursuant to the Indenture, (ii) the Indenture Trustee pursuant to this Agreement and (iii) the Insurer pursuant to the Insurance Agreement have been paid, release any portions of the Trust Property to the Issuer in accordance with the provisions of Sections 2.8 and 8.2 of the Indenture.

(b) The Issuer hereby acknowledges its receipt of the Policy and the Mortgage Loans, and declares that the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee) holds and will hold such instruments, and to the extent that any documents are delivered to it pursuant to Section 2.01, will hold such documents, and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Noteholders, and the Insurer. If the time to cure any defect in respect of any Mortgage Loan of which the Indenture Trustee, the Custodian or the Insurer has notified the Sponsor and the related Seller following the review pursuant to Section 2.01 has expired or if at any time any loss is suffered by the Issuer or the Indenture Trustee on behalf of the Noteholders or the Insurer, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Indenture Trustee not having been recorded as required by Section 2.01, then on the next succeeding Business Day, the related Seller shall (i) substitute in lieu of such Mortgage Loan Eligible Substitute Mortgage Loans, and deliver the Substitution Amount applicable thereto to the Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Collection Account. Each Seller intends any conveyance of Eligible Substitute Mortgage Loans to the Indenture Trustee to constitute a sale, but in the event the conveyance is held not to be a sale, this Agreement shall constitute a grant of a security interest in the Eligible Substitute Mortgage Loans and the proceeds thereof for the benefit of the Indenture Trustee, Noteholders and the Insurer. Upon receipt of any Eligible Substitute Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Loan Purchase Price in respect of a Defective Mortgage Loan has been deposited into the Collection Account, then as promptly as practicable, the Indenture Trustee, on behalf of the Trust, shall execute such documents and instruments of transfer presented by the related Seller, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by such Seller to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the related Seller to accept a transfer of a related Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Loan Purchase Price into the Collection Account shall constitute the sole remedy respecting such defect available to Noteholders and the Indenture Trustee against such Seller.

(c) As to any Eligible Substitute Mortgage Loan, the related Seller shall, if required to deliver any such Eligible Substitute Mortgage Loan, deliver to the Custodian with respect to such Eligible Substitute Mortgage Loan such documents and agreements as are required to be held by the Custodian in accordance with the Custodial Agreement. For any Collection Period during which the related Seller substitutes one or more Eligible Substitute Mortgage Loans, the Servicer shall determine the Substitution Amount which amount shall be deposited by such

Seller in the Collection Account at the time of substitution. All amounts received in respect of an Eligible Substitute Mortgage Loan during the Collection Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Collection Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the related Seller shall be deemed (i) to have made with respect to such Eligible Substitute Mortgage Loan as of the date of substitution, the related covenants, representations and warranties set forth in Section 2.06 and (ii) to have certified that such Mortgage Loan is an Eligible Substitute Mortgage Loan. The procedures applied by the related Seller in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Noteholders or the Insurer.

The Servicer, promptly following the transfer of a Defective Mortgage Loan from, or an Eligible Substitute Mortgage Loan to, the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Servicer shall, following such transfer, appropriately mark its records to indicate that it is no longer servicing such Defective Mortgage Loan on behalf of the Trust. The related Seller, promptly following such transfer, shall make appropriate entries in its general account records to reflect such transfer.

Section 2.04. Representations and Warranties Regarding GreenPoint, the Servicer and the Sponsor.

(a) GreenPoint in its capacity as Seller and Servicer (the “Company”) represents and warrants to the Indenture Trustee and the Insurer that as of the Closing Date:

(i) The Company is a New York corporation, validly existing and in good standing under the laws of the State of New York, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company;

(ii) The Company has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii) The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

(iv) The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Company or any provision of the Certificate of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, Indenture, contract or other agreement to which the Company is a party or by which the Company may be bound;

(v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement, or the Notes;

(vi) The Company is solvent and will not be rendered insolvent by the transactions described herein and, after giving effect to the transactions described herein, will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business and the Company does not intend to incur, nor does the Company believe that it has incurred, debts beyond its ability to pay as they mature. The Company does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, Indenture Trustee or similar official in respect of the Company or any of its respective assets; and

(vii) The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

The representations and warranties set forth in this Section 2.04(a) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Noteholders or the Insurer, the person discovering such breach shall give written notice within five (5) days of discovery to the other parties and the Insurer. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Company shall cure such breach if such breach is curable and no material adverse effect would result to the Insurer, the Indenture Trustee, the Trust or the Noteholders.

(b) The Sponsor represents and warrants to the Indenture Trustee and the Insurer that as of the Closing Date:

(i) The Sponsor is a Delaware limited liability company, validly existing and in good standing under the laws of the State of Delaware, and has the statutory power to own its assets and to transact the business in which it is currently engaged. The Sponsor is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Sponsor;

(ii) The Sponsor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Sponsor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii) The Sponsor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(iv) The execution, delivery and performance of this Agreement by the Sponsor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Sponsor or any provision of the articles of formation or the limited liability agreement or bylaws of the Sponsor, or constitute a material breach of any mortgage, Indenture, contract or other agreement to which the Sponsor is a party or by which the Sponsor may be bound;

(v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Sponsor threatened, against the Sponsor or any of its properties or with respect to this Agreement or the Notes; and

(vi) The Sponsor is solvent and will not be rendered insolvent by the transactions described herein and, after giving effect to the transactions described herein, will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business and the Sponsor does not intend to incur, nor does the Sponsor believe that it has incurred, debts beyond its ability to pay as they mature. The Sponsor does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, Indenture Trustee or similar official in respect of the Sponsor or any of its respective assets.

The representations and warranties set forth in this Section 2.04(b) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Noteholders or the Insurer, the person discovering such breach shall give prompt written notice to the other parties, and the Insurer. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Sponsor shall cure such breach if such breach is curable and no material adverse effect would result to the Insurer, the Indenture Trustee, the Trust or the Noteholders.

Section 2.05. Representations and Warranties Regarding Terwin Advisors.

Terwin Advisors represents and warrants to the Indenture Trustee, GreenPoint, the Servicer and the Insurer that as of the Closing Date.

(i) Terwin Advisors is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(ii) Terwin Advisors has full limited liability company power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii) the execution and delivery by Terwin Advisors of this Agreement have been duly authorized by all necessary action on the part of Terwin Advisors; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Terwin Advisors or its properties or the certificate of formation or operating agreement of Terwin Advisors, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Terwin Advisors’ ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv) the execution, delivery and performance by Terwin Advisors of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the related Mortgages, powers of attorney or related assignments of Mortgages not yet completed;

(v) this Agreement has been duly executed and delivered by Terwin Advisors and, assuming due authorization, execution and delivery by the Trustee, GreenPoint, the Servicer, the Indenture Trustee, the Issuer and the Sponsor, constitutes a valid and binding obligation of Terwin Advisors enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(vi) there are no actions, litigation, suits or proceedings pending or to the knowledge of Terwin Advisors, threatened against Terwin Advisors before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of Terwin Advisors if determined adversely to Terwin Advisors would reasonably be expected to materially and adversely affect the Seller’s ability to perform its obligations under this Agreement; and Terwin Advisors is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

The representations and warranties set forth in this Section 2.05 shall survive the sale and assignment of the Terwin Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Noteholders or the Insurer, the person discovering such breach shall give written notice within five (5) days of discovery to the other parties and the Insurer. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Company shall cure such breach if such breach is curable and no material adverse effect would result to the Insurer, the Indenture Trustee, the Trust or the Noteholders.

Section 2.06. Representations and Warranties of the Sellers Regarding the Mortgage Loans; Removal of Certain Mortgage Loans.

(a) GreenPoint hereby makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the GreenPoint Mortgage Loans and upon which the Insurer is deemed to rely in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement, as of the Closing Date with respect to the GreenPoint Mortgage Loans and as of the related Transfer Date with respect to the GreenPoint Eligible Substitute Mortgage Loans, but shall survive the sale, transfer, and assignment of the GreenPoint Mortgage Loans to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture; provided that the weighted averages included in the following representations and warranties do not take into account those GreenPoint Mortgage Loans that do not have a Principal Balance as of the Cut-Off Date:

(i) As of the Closing Date with respect to the GreenPoint Mortgage Loans and as of the related Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans and, as of the date any Additional Balance in respect of a GreenPoint Mortgage Loan is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

(ii) Each Mortgage Loan is being serviced by the Servicer and is being serviced in compliance with applicable law;

(iii) The applicable Cut-Off Date Principal Balance has not been assigned or pledged, and the Sponsor is the sole owner and holder of such Cut-Off Date Principal Balance, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable GreenPoint Mortgage Loans, to sell, assign or transfer the same pursuant to this Agreement and upon its acquisition of the GreenPoint Mortgage Loans, as of the Closing Date, the Trust will be the sole owner and holder of such Mortgage Loans free and clear of any and all liens claims, encumbrances, participating interests, equities, pledges, charges, or security interests of any nature;

(iv) Except with respect to liens released immediately prior to the transfer herein contemplated, each Credit Line Agreement, Mortgage Note and related Mortgage with respect to the GreenPoint Mortgage Loans has not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Sponsor held good, marketable and indefeasible title to, and was the sole owner and holder of, each GreenPoint Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a “Lien”); the Sponsor has full right and authority under all governmental and regulatory bodies having jurisdiction over the Sponsor, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Sponsor shall have transferred all of its right, title and interest in and to each GreenPoint Mortgage Loan and the Trust will hold good, marketable and indefeasible title to, and be the sole owner of, each GreenPoint Mortgage Loan subject to no Liens;

(v) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, the related Mortgage is a valid, enforceable and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgaged Property, and as of the applicable Cut-Off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally or specifically reflected in the appraisals; and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(vi) As of and after the Closing Date with respect to the GreenPoint Mortgage Loans and as of and after the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, there is no valid right to rescission, offset, defense (including the defense of usury) or counterclaim of any obligor under any related Credit Line Agreement or Mortgage;

(vii) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute

Mortgage Loans, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

(viii) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, other types of water damage, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the GreenPoint Mortgage Loan or the use for which the premises were intended;

(ix) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage and no rights are outstanding which could give rise to such liens, except liens which are fully insured against by the title insurance policy or other title protection referred to in clause (xiv);

(x) No Minimum Monthly Payment on a GreenPoint Mortgage Loan is more than 59 days delinquent (measured on a contractual basis);

(xi) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, for each GreenPoint Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein and such Mortgage File has been delivered to the Indenture Trustee;

(xii) With respect to each GreenPoint Mortgage Loan, the related Credit Line Agreement and the related Mortgage at origination complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, all applicable predatory and abusive lending laws, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, recording or disclosure laws applicable to the GreenPoint Mortgage Loans, and consummation of the transactions contemplated hereby, including without limitation the receipt of interest, will not involve the violation of such laws;

(xiii) On the Closing Date with respect to the GreenPoint Mortgage Loans and to the extent not already included in such filing, on the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, GreenPoint and the Sponsor has filed UCC-1 financing statements with respect to such GreenPoint Mortgage Loans;

(xiv) A lender’s policy of title insurance, expressClose.com lender master protection program (standard mortgage guaranty) or a commitment (binder) to issue the same or an attorney’s certificate or opinion of title was effective on the date of the origination of each GreenPoint Mortgage Loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;

(xv) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, none of the related Mortgaged Properties is a mobile home or a manufactured housing unit;

(xvi) As of the Cut-Off Date for the GreenPoint Mortgage Loans no more than approximately .53% of the GreenPoint Mortgage Loans (by Pool Balance) are secured by Mortgaged Properties located in one United States postal zip code;

(xvii) The Combined Loan-to-Value Ratio for each GreenPoint Mortgage Loan was not in excess of 100%;

(xviii) No selection procedure that identified the GreenPoint Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated or acquired by GreenPoint or the Sponsor was utilized in selecting the GreenPoint Mortgage Loans for sale to the Trust; provided, however, that the GreenPoint Mortgage Loans were selected from the pool of mortgage loans originated in connection with GreenPoint’s mortgage loan origination program;

(xix) GreenPoint and the Sponsor have not transferred the GreenPoint Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

(xx) The Minimum Monthly Payment with respect to any GreenPoint Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Principal Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

(xxi) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, each Credit Line Agreement and each GreenPoint Mortgage Loan is genuine and is a legal, valid, binding and enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors’ rights generally;

(xxii) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, there has been no default, breach, violation or event of acceleration of any senior mortgage loan related to a related Mortgaged Property that has not been cured by a party other than the Servicer;

(xxiii) The terms of each related Mortgage Note and each related Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which (if such instrument is secured by real property) has been recorded, if necessary, to protect the interest of the Noteholders and the Insurer and which has been delivered to the

Indenture Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

(xxiv) The definition of “prime rate” in each Credit Line Agreement relating to a GreenPoint Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit D;

(xxv) The weighted average remaining term to maturity of the GreenPoint Mortgage Loans on a contractual basis as of the Cut-Off Date is approximately 72 months. On each date that the Loan Rates relating to GreenPoint Mortgage Loans have been adjusted, interest rate adjustments on the GreenPoint Mortgage Loans were made in compliance with the related Mortgages and Credit Line Agreement and applicable law and all required notices of interest rate adjustments were sent to each Mortgagor on a timely basis. Over the term of each GreenPoint Mortgage Loan, the related Loan Rate may not exceed the related Loan Rate Cap, if any. The Loan Rate Cap for each of the GreenPoint Mortgage Loans is 18.000%. With respect to the GreenPoint Mortgage Loans, the margins range between approximately 0.000% and 6.50% and the weighted average margin is approximately 2.94% as of the Cut-Off Date. The Loan Rates on the GreenPoint Mortgage Loans range between 4.000% and 10.50%, and the weighted average Loan Rate on the GreenPoint Mortgage Loans is approximately 6.94%;

(xxvi) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loans, each related Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

(xxvii) No more than approximately 37.65% (by Pool Balance) of the GreenPoint Mortgage Loans are secured by real property improved by individual condominium units, planned development units, manufactured housing or two-to-four family residences erected thereon, and approximately 62.35% (by Pool Balance) of the GreenPoint Mortgage Loans are secured by real property with a one-family residence erected thereon;

(xxviii) As of the Cut-Off Date; 2.04% (by Loan Count) of the GreenPoint Mortgage Loans do not have a Principal Balance;

(xxix) The Credit Limits on the GreenPoint Mortgage Loans range between $7,100 and $500,000 with an average of $61,731.00. The average Credit Limit Utilization Rate of the GreenPoint Mortgage Loans is approximately 88.27%. The Principal Balances on the GreenPoint Mortgage Loans range between $0.00 and $400,000.00 with an average of approximately $51,585.60;

(xxx) With respect to the GreenPoint Mortgage Loans that are second liens, either (A) no consent for each GreenPoint Mortgage Loan was required by the holder of the related senior lien, if any, prior to the making of such GreenPoint Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

(xxxi) This Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of GreenPoint and of the Sponsor in and to the Cut-Off Date Principal Balances with respect to the GreenPoint Mortgage Loans, all monies due or to become due with respect thereto and all proceeds of such Cut-Off Date Principal Balances with respect to the GreenPoint Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of “Trust” as being part of the corpus of the Trust conveyed to the Trust, and upon payment for the related Additional Balances, will constitute a valid transfer and assignment to the Indenture Trustee of all right, title and interest of GreenPoint and of the Sponsor in and to such Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of “Trust” relating to such Additional Balances;

(xxxii) As of the Closing Date no GreenPoint Mortgage Loan is the subject of foreclosure proceedings and, to the best of GreenPoint’s knowledge, no obligor of any of the GreenPoint Mortgage Loans has filed for bankruptcy protection. As of the applicable Transfer Date, no GreenPoint Eligible Substitute Mortgage Loan is the subject of foreclosure proceedings and, to the best of GreenPoint’s knowledge, no obligor of any of the GreenPoint Eligible Substitute Mortgage Loans has filed for bankruptcy protection.

(xxxiii) Each GreenPoint Mortgage Loan listed on Schedule I will make its Scheduled Payment for June 2004 within 30 days of the related due date;

(xxxiv) Each related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a related Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial foreclosure. Subject to applicable state law, there is no homestead or other exemption available to the related Mortgagor which would materially interfere with the rights to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose upon the related Mortgage;

(xxxv) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loan, except for events permissible under Section 3.05 of this Agreement, there is no default, breach, violation or event of acceleration existing under any related Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither GreenPoint nor the Sponsor has waived any default, breach, violation or event of acceleration;

(xxxvi) To the best knowledge of GreenPoint, all parties to the related Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage

Note and such Mortgage and each related Mortgage Note and such Mortgage has been duly and properly executed by such parties; Each such Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Issuer against such Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by law; There is only one originally executed Mortgage Note or Credit Line Agreement and promissory Note, as applicable, for each GreenPoint Mortgage Loan;

(xxxvii) None of the GreenPoint Mortgage Loans represent Mortgage Loans with respect to which the related Mortgagor had a Credit Score of 591 or less at the time of origination or whose Credit Score was unavailable.

(xxxviii) As of the Closing Date with respect to the GreenPoint Mortgage Loans and the applicable Transfer Date with respect to any GreenPoint Eligible Substitute Mortgage Loan, no related Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the applicable title insurer (to the extent required by such title insurer) and which is part of the related Mortgage File delivered to the Indenture Trustee;

(xxxix) At the time of origination of each GreenPoint Mortgage Loan, the related prior lien was not more than 30 days delinquent. Additionally, as of the Closing Date, no senior mortgage loan on the related Mortgaged Property was more than 59 days delinquent;

(xl) All required inspections, licenses and certificates with respect to the use and occupancy of all occupied portions of all property securing the related Mortgages have been made, obtained or issued, as applicable;

(xli) If the improvements securing a GreenPoint Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance to the extent required in Section 3.04 covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

(xlii) With respect to each GreenPoint Mortgage Loan, the related prior lien, if any, does not provide for negative amortization;

(xliii) With respect to each GreenPoint Mortgage Loan, the maturity date of such Mortgage Loan is prior to the maturity date of the related prior lien if such prior lien provides for a balloon payment;

(xliv) All amounts received after the Cut-Off Date with respect to the GreenPoint Mortgage Loans to which neither GreenPoint nor the Sponsor are entitled will be deposited into the Collection Account on the Closing Date;

(xlv) Each GreenPoint Mortgage Loan is secured by a property having an appraised value as of origination of $5,350,000 or less;

(xlvi) Except for events permissible under Section 3.05(a)(x) of this Agreement, there are no defaults in complying with the terms of the related Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. There are no defaults in complying with the terms of any senior mortgage on the related Mortgaged Property that have not been cured by anyone other than the Servicer, except for any payment defaults of less than 30 days. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, GreenPoint has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the related Mortgagor, directly or indirectly, for the payment of any amount required by the related Mortgage Note, except for interest accruing from the date of such Mortgage Note or date of disbursement of such Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

(xlvii) With respect to each GreenPoint Mortgage Loan, the improvements upon each related Mortgaged Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage representing coverage not less than (a) the Credit Limit of such GreenPoint Mortgage Loan or (b) the maximum insurable value of the related Mortgaged Property;

(xlviii) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any GreenPoint Mortgage Loan has taken place on the part of any person, including, without limitation, the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

(xlix) With respect to the GreenPoint Mortgage Loans, the terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Insurer and the Noteholders and which has been or will be delivered to the Indenture Trustee on behalf of the Trust, no Mortgage has been satisfied, cancelled or rescinded, in whole or in part, and the Mortgaged Property securing each Mortgage has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

(l) As of the Cut-Off Date, no GreenPoint Mortgage Loan is more than 30 days delinquent in payment of principal and interest;

(li) Except for GreenPoint Mortgage Loans that are delinquent for a time period less than that set forth in (l) above, with respect to each GreenPoint Mortgage Loan there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither GreenPoint, nor any other entity involved in originating or servicing a GreenPoint Mortgage Loan, has waived any default, breach, violation or event of acceleration;

(lii) None of the GreenPoint Mortgage Loans is a cooperative share mortgage;

(liii) Each appraisal of a GreenPoint Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with GreenPoint’s mortgage loan origination program(s) and customary industry standards and included an assessment of the fair market value of the related mortgaged property at the time of the appraisal. The related Mortgage File contains an appraisal of the applicable Mortgaged Property;

(liv) All individual insurance policies contain a standard mortgagee clause naming the Servicer, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each related Mortgage obligates the related Mortgagor thereunder to maintain all such insurance at such Mortgagor’s cost and expense, and upon such Mortgagor’s failure to do so, authorizes the holder of such Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor;

(lv) Any advances made after the date of origination of a GreenPoint Mortgage Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related GreenPoint Mortgage Loan;

(lvi) No improvement located on or being part of any related Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each related Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law and all improvements which were included for the purpose of determining the appraised value of such Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining property encroach upon the related Mortgage Property;

(lvii) The proceeds of each fixed rate and balloon GreenPoint Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the GreenPoint Mortgage Loans were paid and the related Mortgagor is not entitled to any refund of amounts paid or due under the related Mortgage Note;

(lviii) No GreenPoint Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

(lix) All parties which have had any interest in the GreenPoint Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required or licensed in such state. To the best of GreenPoint’s knowledge, all parties which have had any interest in the GreenPoint Mortgage Loan were in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located or were not required to be licensed in such state;

(lx) Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the GreenPoint Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the GreenPoint Mortgage Loans;

(lxi) Each related original Mortgage was recorded and all subsequent assignments of the related original Mortgage (other than the assignment to the Indenture Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of GreenPoint and the Sponsor, or is in the process of being recorded;

(lxii) No GreenPoint Mortgage Loan was originated under a buydown plan;

(lxiii) (A) None of the GreenPoint Mortgage Loans are classified as (1) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (2) a “high cost,” “high cost home,” “high risk,” “high risk home,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law and (B) no GreenPoint Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state, federal or local law;

(lxiv) The Servicer for each Mortgage Loan will accurately and fully report its borrower credit files to all three credit repositories in a timely manner;

(lxv) No proceeds from any GreenPoint Mortgage Loan were used to purchase single-premium credit insurance policies;

(lxvi) No GreenPoint Mortgage Loan has a prepayment penalty term longer than five years after its origination;

(lxvii) Each GreenPoint Mortgage Loan conforms, and all GreenPoint Mortgage Loans in the aggregate conform, in all material respects, to the descriptions thereof set forth in the Prospectus Supplement;

(lxviii) Each GreenPoint Mortgage Loan was originated on or after December 10, 2002;

(lxix) GreenPoint represents and warrants that it currently operates or actively participates in an on-going business (A) to originate single family mortgage loans (“Loans”), and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:

(a) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80 percent of the area median income); or

(b) very low-income families (families with incomes of 60% or less of area median income).

(lxx) Each related Mortgage contains a provision for the acceleration of the payment of the unpaid Principal Balance of the related GreenPoint Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;

(lxxi) Each GreenPoint Mortgage Loan was originated substantially in accordance with GreenPoint’s underwriting criteria, which conform to the related underwriting criteria set forth in the Prospectus Supplement.

(lxxii) There exists no violation of any local, state or federal environmental law, rule or regulation in respect of any related Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. GreenPoint has no knowledge of any pending action or proceeding directly involving any such Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of GreenPoint’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of any such Mortgaged Property;

(lxxiii) GreenPoint has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Indenture Trustee in any insurance policies applicable to the GreenPoint Mortgage Loans including, without limitation, any necessary notifications of insurers, assignment of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee;

(lxxiv) With respect to the GreenPoint Mortgage Loans, the related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

(lxxv) With respect to the GreenPoint Mortgage Loans, each related Mortgage constituting a deed of trust, a trustee, duly qualified under existing law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Noteholders or the Trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(lxxvi) Each related Mortgagor has executed a statement to the effect that such Mortgagor has received all disclosure materials including the notice of the right of cancellation or rescission required by applicable law with respect to the making of the GreenPoint Mortgage Loan and any waiver of any right of cancellation or rescission exercised by such Mortgagor was in accordance with applicable law and is binding on such Mortgagor;

(lxxvii) The security interest created pursuant to Section 2.01 hereof is a valid and continuing security interest (as defined in the UCC) in favor of the Issuer in the property sold, transferred, assigned, set over and otherwise conveyed from the Sponsor to the Issuer pursuant to this Agreement, which security interest is prior to all other related Liens and is enforceable as such against creditors of and purchasers from the Sponsor;

(lxxviii) Neither GreenPoint nor the Sponsor have authorized the filing of and neither party is aware of any financing statements against GreenPoint or the Sponsor that include a description of collateral covering the property sold, transferred, assigned, set over and otherwise conveyed from GreenPoint to the Sponsor or from the Sponsor to the Issuer pursuant to this Agreement other than any financing statement relating to the security interest granted to the Issuer hereunder that has not been terminated;

(lxxix) GreenPoint is not aware of any judgment or tax lien filings against it;

(lxxx) With respect to the GreenPoint Mortgage Loans, none of the related Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer;

(lxxxi) The pool tape from which the selection of the GreenPoint Mortgage Loans being acquired on the Closing Date was made available to the accountants that are providing a comfort letter in connection with the Prospectus Supplement and with respect to the GreenPoint Mortgage Loans as of the Closing Date, the information on the pool tape was complete and accurate as of its date and included a description of the same GreenPoint Mortgage Loans that are described on the Schedule of Mortgage Loans and the payments due thereunder as of the Closing Date;

(lxxxii) With respect to each GreenPoint Mortgage Loan, the payments required of the related Mortgagor will be such that the GreenPoint Mortgage Loan will fully amortize over its amortization term;

(lxxxiii) The sale, transfer, assignment and conveyance of the Mortgage Loans by the Sponsor to the Issuer pursuant to the Sale and Servicing Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Sponsor, the Issuer or the Indenture Trustee to any federal, state or local governments (“Transfer Taxes”) other than Transfer Taxes which have or will have been paid by GreenPoint or the Sponsor as due; provided, that in the event that the Trust or the Indenture Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment or conveyance of the Mortgage Loans, on written demand by the Issuer or the Indenture Trustee, or upon GreenPoint’s otherwise being given notice thereof by the Issuer or the Indenture Trustee, GreenPoint shall pay, and otherwise indemnify and hold the Issuer, the Indenture Trustee and the Insurer harmless, on an after-tax basis, from and against any and all Transfer Taxes, it being understood that the Noteholders, the Issuer, the Indenture Trustee and the Insurer shall have no obligation to pay any such Transfer Taxes; and

(lxxxiv) No GreenPoint Mortgage Loan is a “High Cost Loan” or “Covered Loan”, as applicable, as such terms are defined in the Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date and no GreenPoint Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

With respect to the representations and warranties set forth in this Section 2.06(a) that are made to the best of GreenPoint’s knowledge or as to which GreenPoint has no knowledge, if it is discovered by GreenPoint, the Servicer, the Insurer, or a Responsible Officer of the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related GreenPoint Mortgage Loan then, notwithstanding GreenPoint’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Notwithstanding the foregoing, a breach of any of the representations and warranties set forth in clauses (ii), (xii), the second sentence of (xxv) and (lxiii) through (lxvi) of this Section 2.06(a) will be deemed to materially and adversely affect the value of the related Mortgage Loan.

(b) Terwin Advisors hereby makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Terwin Mortgage Loans and upon which the Insurer is deemed to rely in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement, as of the Closing Date with respect to the Terwin Mortgage Loans and as of the related Transfer Date with respect to the Terwin Eligible Substitute Mortgage Loans, but shall survive the sale, transfer, and assignment of the Terwin Mortgage Loans to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture; provided that the weighted averages included in the following representations and warranties do not take into account those Terwin Mortgage Loans that do not have a Principal Balance as of the Cut-Off Date:

(i) As of the Closing Date with respect to the Terwin Mortgage Loans and as of the related Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans and, as of the date any Additional Balance in respect of a Terwin Mortgage Loans is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

(ii) Each Terwin Mortgage Loan is being serviced by the Servicer;

(iii) The applicable Cut-Off Date Principal Balance has not been assigned or pledged, and the Sponsor is the sole owner and holder of such Cut-Off Date Principal Balance, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Terwin Mortgage Loans, to sell, assign or transfer the same pursuant to this Agreement and upon its acquisition of the Terwin Mortgage Loans, as of the Closing Date, the Trust will be the sole owner and holder of such Mortgage Loans free and clear of any and all liens claims, encumbrances, participating interests, equities, pledges, charges, or security interests of any nature;

(iv) Except with respect to liens released immediately prior to the transfer herein contemplated, each Credit Line Agreement, Mortgage Note and related Mortgage with respect to the Terwin Mortgage Loans has not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Sponsor held good, marketable and indefeasible title to, and was the sole owner and holder of, each Terwin Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a “Lien”); the Sponsor has full right and authority under all governmental and regulatory bodies having jurisdiction over the Sponsor, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Sponsor shall have transferred all of its right, title and interest in and to each Terwin Mortgage Loan and the Trust will hold good, marketable and indefeasible title to, and be the sole owner of, each Terwin Mortgage Loan subject to no Liens;

(v) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, the related Mortgage is a valid, enforceable and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgaged Property, and as of the applicable Cut-Off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally or specifically reflected in the appraisals; and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(vi) As of and after the Closing Date with respect to the Terwin Mortgage Loans and as of and after the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, there is no valid right to rescission, offset, defense (including the defense of usury) or counterclaim of any obligor under any related Credit Line Agreement or Mortgage;

(vii) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

(viii) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, other types of water damage, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Terwin Mortgage Loan or the use for which the premises were intended;

(ix) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage and no rights are outstanding which could give rise to such liens, except liens which are fully insured against by the title insurance policy or other title protection referred to in clause (xiv);

(x) No Minimum Monthly Payment on a Terwin Mortgage Loan is more than 59 days delinquent (measured on a contractual basis);

(xi) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, for each Terwin Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein and such Mortgage File has been delivered to the Indenture Trustee;

(xii) With respect to each Terwin Mortgage Loan, the related Credit Line Agreement and the related Mortgage at origination complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, all applicable predatory and abusive lending laws, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, recording or disclosure laws applicable to the Terwin Mortgage Loans, and consummation of the transactions contemplated hereby, including without limitation the receipt of interest, will not involve the violation of such laws;

(xiii) On the Closing Date with respect to the Terwin Mortgage Loans and to the extent not already included in such filing, on the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, Terwin Advisors and the Sponsor has filed UCC-1 financing statements with respect to such Terwin Mortgage Loans;

(xiv) A lender’s policy of title insurance, expressClose.com lender master protection program (standard mortgage guaranty) or a commitment (binder) to issue the same or an attorney’s certificate or opinion of title was effective on the date of the origination of each Terwin Mortgage Loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;

(xv) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, none of the related Mortgaged Properties is a mobile home or a manufactured housing unit;

(xvi) As of the Cut-Off Date for the Terwin Mortgage Loans no more than approximately .16% of the Terwin Mortgage Loans (by Pool Balance) are secured by Mortgaged Properties located in one United States postal zip code;

(xvii) The Combined Loan-to-Value Ratio for each Terwin Mortgage Loan was not in excess of 100%;

(xviii) No selection procedure that identified the Terwin Mortgage Loans as being less desirable or valuable than other comparable mortgage loans acquired by Terwin Advisors was utilized in selecting the Terwin Mortgage Loans for sale to the Trust; provided, however, that the Terwin Mortgage Loans were selected from the pool of mortgage loans underwritten in accordance Terwin Advisors’ underwriting guidelines;

(xix) Terwin Advisors has not transferred the Terwin Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

(xx) The Minimum Monthly Payment with respect to any Terwin Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Principal Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

(xxi) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, each Credit Line Agreement and each Terwin Mortgage Loan is genuine and is a legal, valid, binding and enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors’ rights generally;

(xxii) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, there has been no default, breach, violation or event of acceleration of any senior mortgage loan related to a related Mortgaged Property that has not been cured by a party other than the Servicer;

(xxiii) With respect to the Terwin Mortgage Loans, the terms of each related Mortgage Note and each related Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which (if such instrument is secured by real property) has been recorded, if necessary, to protect the interest of the Noteholders and the Insurer and which has been delivered to the Indenture Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

(xxiv) The definition of “prime rate” in each Credit Line Agreement relating to a Terwin Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit D;

(xxv) The weighted average remaining term to maturity of the Terwin Mortgage Loans on a contractual basis as of the Cut-Off Date is approximately 71 months. On each date that the Loan Rates relating to Terwin Mortgage Loans have been adjusted, interest rate adjustments on the Terwin Mortgage Loans were made in compliance with the related Mortgages and Credit Line Agreement and applicable law and all required notices of interest rate adjustments were sent to each Mortgagor on a timely basis. Over the term of each Terwin Mortgage Loan, the related Loan Rate may not exceed the related Loan Rate Cap, if any. The Loan Rate Cap for each of the Terwin Mortgage Loans is 18.000%. With respect to the Terwin Mortgage Loans, the margins range between approximately 0.000% and 3.00% and the weighted average margin is approximately 1.69% as of the Cut-Off Date. The Loan Rates on the Terwin Mortgage Loans range between 4.000% and 7.50%, and the weighted average Loan Rate on the Terwin Mortgage Loans is approximately 5.72%;

(xxvi) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loans, each related Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

(xxvii) No more than approximately 50.3% (by Pool Balance) of the Terwin Mortgage Loans are secured by real property improved by individual condominium Townhouses, planned development units, manufactured housing or two-to-four family residences erected thereon, and approximately 49.67% (by Pool Balance) of the Terwin Mortgage Loans are secured by real property with a one-family residence erected thereon;

(xxviii) As of the Cut-Off Date, 0.00% (by Pool Balance) of the Terwin Mortgage Loans do not have a Principal Balance;

(xxix) The Credit Limits on the Terwin Mortgage Loans range between $15,000.00 and $300,000.00 with an average of $98,659.52. The average Credit Limit

Utilization Rate of the Terwin Mortgage Loans is approximately 98.47%. The Principal Balances on the Terwin Mortgage Loans range between $15,000.00 and $300,000.00 with an average of approximately $96,158.60;

(xxx) With respect to the Terwin Mortgage Loans that are second liens, either (A) no consent for each Terwin Mortgage Loan was required by the holder of the related senior lien, if any, prior to the making of such Terwin Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

(xxxi) This Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of Terwin Advisors in and to the Cut-Off Date Principal Balances with respect to the Terwin Mortgage Loans, all monies due or to become due with respect thereto and all proceeds of such Cut-Off Date Principal Balances with respect to the Terwin Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of “Trust” as being part of the corpus of the Trust conveyed to the Trust, and upon payment for the related Additional Balances, will constitute a valid transfer and assignment to the Indenture Trustee of all right, title and interest of Terwin Advisors in and to such Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of “Trust” relating to such Additional Balances;

(xxxii) As of the Closing Date no Terwin Mortgage Loan is the subject of foreclosure proceedings and, to the best of Terwin Advisors’ knowledge, no obligor of any of the Terwin Mortgage Loans has filed for bankruptcy protection. As of the applicable Transfer Date, no Terwin Eligible Substitute Mortgage Loan is the subject of foreclosure proceedings and, to the best of Terwin Advisors’ knowledge, no obligor of any of the Terwin Eligible Substitute Mortgage Loans has filed for bankruptcy protection.

(xxxiii) Each Terwin Mortgage Loan listed on Schedule II will make its Scheduled Payment for June 2004, July 2004 or August 2004, as applicable, within 30 days of the related due date;

(xxxiv) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a related Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial foreclosure. Subject to applicable state law, there is no homestead or other exemption available to the related Mortgagor which would materially interfere with the rights to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose upon the related Mortgage;

(xxxv) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loan, except for events permissible under Section 3.05 of this Agreement, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither Terwin Advisors nor the Sponsor has waived any default, breach, violation or event of acceleration;

(xxxvi) To the best knowledge of Terwin Advisors, all parties to the related Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage Note and such related Mortgage and each related Mortgage Note and related Mortgage has been duly and properly executed by such parties; Each related Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Issuer against such Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by law; There is only one originally executed Mortgage Note or Credit Line Agreement and promissory Note, as applicable, for each Terwin Mortgage Loan;

(xxxvii) None of the Terwin Mortgage Loans represent Mortgage Loans with respect to which the related Mortgagor had a Credit Score of 635 or less at the time of origination or whose Credit Score was unavailable.

(xxxviii) As of the Closing Date with respect to the Terwin Mortgage Loans and the applicable Transfer Date with respect to any Terwin Eligible Substitute Mortgage Loan, no related Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the applicable title insurer (to the extent required by such title insurer) and which is part of the related Mortgage File delivered to the Indenture Trustee;

(xxxix) At the time of origination of each Terwin Mortgage Loan, the related prior lien was not more than 30 days delinquent. Additionally, as of the Closing Date, no senior mortgage loan on the related Mortgaged Property was more than 59 days delinquent;

(xl) With respect to each Terwin Mortgage Loan, all required inspections, licenses and certificates with respect to the use and occupancy of all occupied portions of all property securing the related Mortgages have been made, obtained or issued, as applicable;

(xli) If the improvements securing a Terwin Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance to the extent required in Section 3.04 covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

(xlii) With respect to each Terwin Mortgage Loan, the related prior lien, if any, does not provide for negative amortization;

(xliii) With respect to each Terwin Mortgage Loan, the maturity date of such Mortgage Loan is prior to the maturity date of the related prior lien if such prior lien provides for a balloon payment;

(xliv) All amounts received after the Cut-Off Date with respect to the Terwin Mortgage Loans to which Terwin Advisors is not entitled will be deposited into the Collection Account on the Closing Date;

(xlv) Each Terwin Mortgage Loan is secured by a property having an appraised value as of origination of $7,490,000.00 or less;

(xlvi) Except for events permissible under Section 3.05(a)(x) of this Agreement, there are no defaults in complying with the terms of the related Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. There are no defaults in complying with the terms of any senior mortgage on the related Mortgaged Property that have not been cured by anyone other than the Servicer, except for any payment defaults of less than 30 days. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, Terwin Advisors has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the related Mortgagor, directly or indirectly, for the payment of any amount required by the related Mortgage Note, except for interest accruing from the date of such Mortgage Note or date of disbursement of such Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

(xlvii) With respect to each Terwin Mortgage Loan, the improvements upon each related Mortgaged Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage representing coverage not less than (a) the Credit Limit of such Terwin Mortgage Loan or (b) the maximum insurable value of the related Mortgaged Property;

(xlviii) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Terwin Mortgage Loan has taken place on the part of any person, including, without limitation, the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

(xlix) With respect to the Terwin Mortgage Loans, the terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Insurer and the Noteholders and which has been or will be delivered to the Indenture Trustee on behalf of the Trust, no Mortgage has been satisfied, cancelled or rescinded, in whole or in part, and the Mortgaged Property securing each Mortgage has not been released from the lien of the related Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

(l) As of the Cut-Off Date, no Terwin Mortgage Loan is more than 30 days delinquent in payment of principal and interest;

(li) Except for Terwin Mortgage Loans that are delinquent for a time period less than that set forth in (l) above, with respect to each Terwin Mortgage Loan there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither Terwin Advisors, nor any other entity involved in originating or servicing a Terwin Mortgage Loan, has waived any default, breach, violation or event of acceleration;

(lii) None of the Terwin Mortgage Loans is a cooperative share mortgage;

(liii) Each appraisal of a Terwin Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with Terwin Advisors’ underwriting guidelines and customary industry standards and included an assessment of the fair market value of the related mortgaged property at the time of the appraisal. The related Mortgage File contains an appraisal of the applicable Mortgaged Property;

(liv) All individual insurance policies contain a standard mortgagee clause naming the Servicer, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each related Mortgage obligates the related Mortgagor thereunder to maintain all such insurance at the related Mortgagor’s cost and expense, and upon such Mortgagor’s failure to do so, authorizes the holder of such Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor;

(lv) Any advances made after the date of origination of a Terwin Mortgage Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Terwin Mortgage Loan;

(lvi) No improvement located on or being part of any related Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each related Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law and all improvements which were included for the purpose of determining the appraised value of such Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining property encroach upon the related Mortgage Property;

(lvii) The proceeds of each fixed rate and balloon Terwin Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Terwin Mortgage Loans were paid and the related Mortgagor is not entitled to any refund of amounts paid or due under the related Mortgage Note;

(lviii) No Terwin Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

(lix) All parties which have had any interest in the Terwin Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required or licensed in such state. To the best of Terwin Advisors’ knowledge, all parties which have had any interest in the Terwin Mortgage Loan were in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located or were not required to be licensed in such state;

(lx) Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Terwin Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Terwin Mortgage Loans;

(lxi) Each related original Mortgage was recorded and all subsequent assignments of the related original Mortgage (other than the assignment to the Indenture Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Terwin Advisors and the Sponsor, or is in the process of being recorded;

(lxii) No Terwin Mortgage Loan was originated under a buydown plan;

(lxiii) (A) None of the Terwin Mortgage Loans are classified as (1) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (2) a “high cost,” “high risk,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law and (B) no Terwin Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state, federal or local law;

(lxiv) [Reserved];

(lxv) No proceeds from any Terwin Mortgage Loan were used to purchase single-premium credit insurance policies;

(lxvi) No Terwin Mortgage Loan has a prepayment penalty term longer than five years after its origination;

(lxvii) Each Terwin Mortgage Loan conforms, and all Terwin Mortgage Loans in the aggregate conform, in all material respects, to the descriptions thereof set forth in the Prospectus Supplement;

(lxviii) Each Terwin Mortgage Loan was originated on or after November 11, 2003;

(lxix) [Reserved];

(lxx) Each related Mortgage contains a provision for the acceleration of the payment of the unpaid Principal Balance of the related Terwin Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;

(lxxi) Each Terwin Mortgage Loan was originated substantially in accordance with GreenPoint’s underwriting criteria, which conform to the related underwriting criteria set forth in the Prospectus Supplement.

(lxxii) There exists no violation of any local, state or federal environmental law, rule or regulation in respect of any related Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. Terwin Advisors has no knowledge of any pending action or proceeding directly involving any such Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of Terwin Advisors’ knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of any such Mortgaged Property;

(lxxiii) Terwin Advisors has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Indenture Trustee in any insurance policies applicable to the Terwin Mortgage Loans including, without limitation, any necessary notifications of insurers, assignment of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee;

(lxxiv) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

(lxxv) With respect to each related Mortgage constituting a deed of trust, a trustee, duly qualified under existing law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Noteholders or the Trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(lxxvi) Each related Mortgagor has executed a statement to the effect that such Mortgagor has received all disclosure materials including the notice of the right of cancellation or rescission required by applicable law with respect to the making of the Terwin Mortgage Loan and any waiver of any right of cancellation or rescission exercised by such Mortgagor was in accordance with applicable law and is binding on such Mortgagor;

(lxxvii) The security interest created pursuant to Section 2.01 hereof is a valid and continuing security interest (as defined in the UCC) in favor of the Issuer in the property sold, transferred, assigned, set over and otherwise conveyed from the Sponsor to the Issuer pursuant to this Agreement, which security interest is prior to all other related Liens and is enforceable as such against creditors of and purchasers from the Sponsor;

(lxxviii) Terwin Advisors has not authorized the filing of and neither party is aware of any financing statements against Terwin Advisors that include a description of collateral covering the property sold, transferred, assigned, set over and otherwise conveyed from Terwin Advisors to the Sponsor pursuant to this Agreement other than any financing statement relating to the security interest granted to the Issuer hereunder that has not been terminated;

(lxxix) Terwin Advisors is not aware of any judgment or tax lien filings against it;

(lxxx) None of the related Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer;

(lxxxi) The pool tape from which the selection of the Terwin Mortgage Loans being acquired on the Closing Date was made available to the accountants that are providing a comfort letter in connection with the Prospectus Supplement and with respect to the Terwin Mortgage Loans as of the Closing Date, the information on the pool tape was complete and accurate as of its date and included a description of the same Terwin Mortgage Loans that are described on the Schedule of Mortgage Loans and the payments due thereunder as of the Closing Date;

(lxxxii) With respect to each Terwin Mortgage Loan, the payments required of the related Mortgagor will be such that the Terwin Mortgage Loan will fully amortize over its amortization term;

(lxxxiii) [Reserved]; and

(lxxxiv) No Terwin Mortgage Loan is a “High Cost Loan” or “Covered Loan”, as applicable, as such terms are defined in the Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date and no Terwin Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

With respect to the representations and warranties set forth in this Section 2.06(b) that are made to the best of Terwin Advisors’ knowledge or as to which Terwin Advisors has no knowledge, if it is discovered by Terwin Advisors, the Servicer, the Insurer, or a Responsible Officer of the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Terwin Mortgage Loan then, notwithstanding Terwin Advisors’ lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Notwithstanding the foregoing, a breach of any of the representations and warranties set forth in clauses (ii), (xii), the second sentence of (xxv) and (lxiii) through (lxvi) of this Section 2.06(b) will be deemed to materially and adversely affect the value of the related Mortgage Loan.

(c) It is understood and agreed that the representations and warranties set forth in this Section 2.06 shall survive delivery of the respective Mortgage Files to the Custodian pursuant to Section 2.01 and the Custodial Agreement and the termination of the rights and obligations of the Servicer pursuant to Section 5.04 or 6.02. Upon discovery by the Sponsor, a Seller, the Servicer, the Insurer, a Responsible Officer of the Indenture Trustee or a Class B Certificateholder of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the related Seller as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Noteholders or the Insurer in the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties, to the Class B Certificateholders and to the Insurer. Within 90 days of its discovery or its receipt of notice of such breach, the related Seller shall use all reasonable efforts to cure such breach or shall, not later than the Business Day next preceding the Payment Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Insurer as evidenced by its written consents), either (a) repurchase such Mortgage Loan from the Trust at the Loan Purchase Price or (b) substitute an Eligible Substitute Mortgage Loan, each in the same manner and subject to the same conditions as set forth in Section 2.03 and the representations and warranties set forth in Section 2.04; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the related Mortgage Loans in the aggregate shall be a repurchase of or substitution for only such Mortgage Loans as is necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account or substitution of an Eligible Substitute Mortgage Loans, as the case may be, the related Seller shall be entitled to receive an instrument of assignment or transfer from the Indenture Trustee, on behalf of the Trust, to the same extent as set forth in Section 2.03 with respect to the transfer of Mortgage Loans under that Section. The Insurer shall be notified of any substitution of an Eligible Substitute Mortgage Loan.

It is understood and agreed that the obligation of each Seller to repurchase a related Mortgage Loan as to which a breach has occurred and is continuing and deposit in the Collection Account the Loan Purchase Price or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole remedy against such Seller respecting such breach available to Noteholders, the Indenture Trustee on behalf of Noteholders and the Insurer; provided, however, that the related Seller shall defend and indemnify the Sponsor, the Indenture Trustee, the Insurer and the Noteholders against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of such Seller (such consent not to be unreasonably withheld), which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in Section 2.06(a)(xxxi) and (xxxiii) and Section 2.06(b)(xxxi) and (xxxiii), the related Seller shall pay to the Trust the Loan Purchase Price.

Section 2.07. Covenants of the Sponsor.

The Sponsor hereby covenants that:

(a) Security Interests. The Sponsor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loans, whether now existing or hereafter created, or any interest therein; the Sponsor will notify the Indenture Trustee and the Insurer of the existence of any Lien on any Mortgage Loans immediately upon discovery thereof; and the Sponsor will defend the Trust’s right, title and interest (including the Trust’s security interest) in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Sponsor; provided, however, that nothing in this Section 2.07(a) shall prevent or be deemed to prohibit the Sponsor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Sponsor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(b) UCC-1 Financing Statements. On the Closing Date with respect to the Mortgage Loans and, to the extent not already included in such filing, on the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, the Sponsor will file UCC-1 financing statements with respect to such Mortgage Loans.

(c) Negative Pledge. The Sponsor hereby agrees not to transfer, assign, exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Residual Certificates except in accordance with the Insurance Agreement and the Trust Agreement.

(d) Downgrading. The Sponsor will not engage in any activity which would result in a downgrading or withdrawal of the ratings on the Notes without regard to the effect of the Policy.

(e) Amendment to Limited Liability Company Agreement. The Sponsor will not amend its Limited Liability Company Agreement without prior written notice to the Indenture Trustee and the Rating Agencies and the prior written consent of the Insurer which consent shall not be unreasonably withheld.

(f) Principal Place of Business. The Sponsor’s principal place of business is in California, and the Sponsor will not change its principal place of business without prior written notice to the Indenture Trustee, the Rating Agencies and the Insurer.

(g) No Notification of Mortgagors. The Sponsor hereby agrees not to notify Mortgagors of the transfer of the Mortgage Loans to the Trust unless required by the terms of the Mortgage Loans or applicable law.

Section 2.08. [Reserved].

Section 2.09. Execution and Authentication of Notes.

The Indenture Trustee, on behalf of the Issuer, has caused to be authenticated and delivered to or upon the order of the Sponsor, in exchange for the Collateral, concurrently with the sale, assignment and conveyance to the Indenture Trustee of the Collateral, one class of Notes in authorized denominations.

Section 2.10. Tax Treatment.

It is the intention of the Sponsor and the Residual Certificateholders that the Notes will be indebtedness of the Issuer for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Sponsor, the Indenture Trustee and each Noteholder (or Note Owner) by acceptance of its Note (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Issuer secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment of the Notes as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Indenture Trustee will prepare and file all tax reports required hereunder consistent with this Agreement as required by or provided in Section 3.15.

ARTICLE III

ADMINISTRATION AND SERVICING

OF MORTGAGE LOANS

Section 3.01. The Servicer.

(a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Mortgage Loans and perform the other actions under this Agreement. The Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Trust, the Indenture Trustee, the Noteholders, the Residual Certificateholders and the Insurer for the performance of its duties and obligations hereunder in accordance with the terms hereof. The Servicer hereby confirms its obligation, as Servicer, to fund future advances to the Mortgagors pursuant to the Credit Line Agreements and hereby sells, transfers, assigns, sets over and otherwise conveys to the Sponsor the Additional Balances so created. It is the intention of the Servicer that the transfer of the Additional Balances to the Sponsor shall constitute a sale, but in the event that the transfer is held not to be a sale, this Agreement shall constitute a grant of a security interest in the Additional Balances, and the proceeds thereof, for the benefit of the Sponsor. Any amounts received by any subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trust, to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties and to make deposits to and withdrawals from the Collection Account. The Indenture Trustee and the Owner Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and consistent with the Indenture Trustee’s internal policies. The Servicer in such capacity may also consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

(i) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

(ii) the Mortgage relating to such Mortgage Loan was in a second lien position as of the Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of origination of such Mortgage Loan;

provided, further, that such senior lien does not secure a note that provides for negative amortization.

The Servicer may also, without prior approval from the Rating Agencies or the Insurer, increase the Credit Limits on Mortgage Loans provided that (i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date and (ii) such increases are consistent with the Servicer’s credit and collection policies. No material change or departure from the Servicer’s credit and collection policies with respect to any Mortgage Loans as in effect as of the Closing Date shall be permitted without the prior written consent of the Insurer.

In addition, the Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor; provided that (i) such changes do not materially and adversely affect the interests of Noteholders, the Residual Certificateholders or the Insurer, (ii) such changes are consistent with prudent and customary business practice for enhancing recoveries on mortgage loans as evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee and the Insurer and (iii) the Rating Agencies and the Insurer are promptly notified of the changes.

In addition to the foregoing, the Servicer may solicit Mortgagors to change any other terms of the related Mortgage Loans; provided that such changes (i) do not materially and adversely affect the interest of Noteholders or the Insurer, (ii) are consistent with prudent and customary business practice for enhancing recoveries on mortgage loans as evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee and the Insurer and (iii) do not adjust the maturity date of such Mortgage Loan past the date that is six months before the Final Scheduled Payment Date of the Notes. The Servicer shall not solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans nor convey information concerning Mortgagors to any Person for such purpose.

The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trust under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b) In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer, without charge, or assume the terminated Servicer’s rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

Section 3.02. Collection of Certain Mortgage Loan Payments; Remittances.

(a) Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loans and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with prudent and customary business practice for enhancing recoveries with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Noteholders pursuant to Section 4.01.

(b) The Sponsor shall cause to be established, and the Servicer shall maintain, a Collection Account to be held by the Servicer in the name of the Trust for the benefit of the Noteholders, the Indenture Trustee and the Insurer, as their interests may appear. Each account shall be an Eligible Account. With respect to each Servicer Remittance Date, the Servicer shall invest funds in the Collection Account in Eligible Investments that shall mature not later than the related Servicer Remittance Date and such Eligible Investments shall not be sold or disposed of prior to its maturity. All income and gain realized from any investment in Eligible Investments of funds in the Collection Account shall be for the benefit of the Servicer as compensation and the Servicer shall be permitted from time to time to withdraw such amounts from the Collection Account. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

(c) The Servicer, or the Sponsor, as the case may be, shall deposit into the Collection Account within one Business Day following receipt thereof the following payments and collections received or made by it (without duplication):

(i) all collections on and in respect of the Mortgage Loans;

(ii) the amounts, if any, deposited to the Collection Account pursuant to Section 3.04;

(iii) Net Liquidation Proceeds;

(iv) Insurance Proceeds (including, for this purpose, any amount required to be credited by the Servicer pursuant to the last sentence of Section 3.04 and excluding the portion thereof, if any, that has been applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer);

(v) any amounts required to be deposited therein pursuant to Section 7.01;

(vi) any amounts drawn under the Policy pursuant to Section 8.4(f) of the Indenture, but only to be used for the payment of the items specified in Sections 8.7(b)(v)(A) and (vii) of the Indenture, as applicable; and

(vii) the amounts, if any, required to be deposited therein by the related Seller pursuant to Section 2.06(c) hereof;

provided, however, that with respect to each Collection Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments, excess pay off amounts and similar items. The Servicer shall remit all Foreclosure Profits to the Sponsor.

(d) The Servicer shall on the Closing Date deposit into the Distribution Account any amounts representing payments on, and any collections in respect of, the Mortgage Loans received after the Cut-Off Date and prior to the Closing Date (exclusive of payments in respect of interest due or accrued on or prior to the Cut-Off Date). On each Servicer Remittance Date, the Servicer shall withdraw all funds then held in the Collection Account (other than amounts the Servicer is entitled to retain pursuant to this Section 3.02) and deposit such funds in the Distribution Account. The Indenture Trustee shall hold such funds uninvested. The Servicer shall notify the Indenture Trustee and the Insurer in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the related Payment Date.

(e) The Servicer shall remit all payments in respect of interest due or accrued on or prior to the Cut-Off Date, if any, to Terwin Advisors immediately upon receipt of such amounts.

Section 3.03. Withdrawals from the Distribution Account.

From time to time, withdrawals may be made from the Distribution Account by the Indenture Trustee for the following purposes:

(i) If not received by the Servicer pursuant to Section 3.02(c), to the Servicer as payment for its Servicing Fee pursuant to Section 3.08;

(ii) To withdraw and retain any earnings on or investment income with respect to funds in or credited to the Distribution Account;

(iii) To make or to permit the Indenture Trustee to make distributions and payments pursuant to Section 8.7 of the Indenture;

(iv) To pay to the Servicer any Liquidation Expenses not reimbursed prior to the deposit of Net Liquidation Proceeds to the Distribution Account;

(v) Prior to the last day of the Collection Period preceding the month in which the commencement of the Rapid Amortization Period occurs, to pay to the Sponsor the amount of any Additional Balances related to HELOC Mortgage Loans included in the Pool as and when created during the related Collection Period; provided, that the aggregate amount so paid to the Sponsor in respect of Additional Balances with respect to the HELOC Mortgage Loans at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period;

(vi) Upon termination of the Trust, to make any payments required by Section 7.01; and

(vii) To pay the Credit Risk Manager the Credit Risk Manager Fee.

Funds in the Distribution Account will remain uninvested.

If the Servicer deposits in the Distribution Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non payment, the Indenture Trustee shall, upon request of the Servicer, immediately withdraw such amount from the Distribution Account, and any such amounts shall not be included in the amounts to be deposited in the Distribution Account pursuant to Section 3.02(c), any provision herein to the contrary notwithstanding.

Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or its successors or assigns as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined Principal Balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined Principal Balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall (a) conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04 and (b) if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account without right of reimbursement, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

Section 3.05. Assumption and Modification Agreements.

In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Credit Line Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Indenture Trustee that any assumption and modification agreement has been completed by delivering to the Indenture Trustee an Officer’s Certificate signed by a Servicing Officer certifying that such agreement is in compliance with this Section 3.05 and by forwarding to the Custodian the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Credit Line Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Credit Line Agreement pursuant to the fourth paragraph of Section 3.01(a). Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

Section 3.06. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a) The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided, that if the Servicer has knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not incur any Liquidation Expenses or otherwise expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trust or its nominee.

(b) With respect to any Mortgage Loan that is 90 days or more Delinquent, the Servicer, in its sole discretion, shall have the option to transfer the servicing of any such Mortgage Loan to a special servicer; provided that any such special servicer shall be acceptable to the Insurer, as evidenced by its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the appointment of any such special servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by the Rating Agencies without regard to the Policy as evidenced in writing by a letter from each Rating Agency. Upon the transfer of servicing to the special servicer, the special servicer shall thereupon assume in writing all of the rights and obligations of the Servicer hereunder arising thereafter with respect to such Mortgage Loan, and the Servicer shall have no further rights or obligations hereunder, with respect to such Mortgage Loan. The special servicer shall be entitled to the Servicing Fee and other compensation accruing after the servicing transfers to the special servicer with respect to such Mortgage Loans.

Section 3.07. Indenture Trustee to Cooperate.

On or before each Payment Date, the Servicer will notify the Indenture Trustee, on behalf of the Trust, of the payment in full of the Principal Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee or the Custodian is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full of the Principal Balance of any Mortgage Loan, the Indenture Trustee or the Custodian, as appropriate, shall, upon request of the Servicer and delivery to the Indenture Trustee and, if applicable, the Custodian of a Request for Release substantially in the form attached hereto as Exhibit C-1 or Exhibit C-2, as applicable, signed by a Servicing Officer, release the related Mortgage File to the Servicer and the Indenture Trustee, on behalf of the Trust, shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee or the Custodian, as appropriate, when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee or the Custodian, as the case may be.

In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the Assignment of Mortgage in accordance with the provisions hereof, the Indenture Trustee, on behalf of the Trust, shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Indenture Trustee, on behalf of the Trust, by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer shall, within two Business Days, reassign such Mortgage Loan to the Indenture Trustee, on behalf of the Trust, and return the related Mortgage File to the place where it was being maintained. After such reassignment, the Servicer, if requested by such Residual Certificateholders and if offered suitable indemnification and reimbursement for expenses, is authorized to seek a deficiency judgment if permitted by law against the Mortgagor under such Liquidated Mortgage Loan on behalf of the Residual Certificateholders to the extent of any losses on liquidation of any Mortgage Loan.

Section 3.08. Servicing Compensation; Payment of Certain Expenses by Servicer.

The Servicer shall be entitled to receive the Servicing Fee pursuant to Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of income and gain from any investment of funds in the Collection Account, late payment charges or other receipts not required to be deposited in the Collection Account (other than Foreclosure Profits) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Noteholders and the Residual Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Servicer solely from related Liquidation Proceeds of the related Mortgage Loan.

Section 3.09. Annual Statement as to Compliance.

(a) The Servicer will deliver to the Indenture Trustee, the Insurer, the Residual Certificateholders and the Rating Agencies, on or before March 15 of each year, beginning March 15, 2005, an Officer’s Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) The Servicer shall deliver to the Indenture Trustee, the Insurer, the Residual Certificateholders and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer’s Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

Section 3.10. Annual Servicing Report.

On or before March 15 of each year, beginning March 15, 2005, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Indenture Trustee, the Insurer, the Residual Certificateholders and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent fiscal year then ended under pooling and servicing agreements (substantially similar to this Agreement, including this Agreement), that such examination was conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements) and that such examination has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

Section 3.11. Annual Opinion of Counsel.

On or before January 31 of each year, beginning January 31, 2005, the Sponsor, at its expense, shall deliver to the Indenture Trustee, the Residual Certificateholders and the Insurer the applicable Opinion of Counsel specified in Exhibit B hereto.

Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage Loans.

(a) The Servicer shall provide to the Indenture Trustee, the Insurer, any Noteholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

(b) The Servicer shall supply the Servicing Certificate and such other information in such form as the Indenture Trustee shall reasonably request to the Indenture Trustee and the Note Paying Agent, on or before the start of the Determination Date preceding the related Payment Date, as is required in the Indenture Trustee’s reasonable judgment to enable the Note Paying Agent or the Indenture Trustee, as the case may be, to make required distributions and to furnish the required reports to the Noteholders and the Class B Certificateholders and to make any claim under the Policy.

(c) The Servicer shall provide to the Class B Certificateholders access to all documentation relating to the Mortgage Loans within the Servicer’s possession upon reasonable request and during normal business hours at the offices of the Servicer.

Section 3.13. Maintenance of Certain Servicing Insurance Policies.

The Servicer shall maintain, at its own expense, a blanket fidelity bond (the “Fidelity Bond”) and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees, or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring the Fidelity Bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Federal Home Loan Mortgage Corporation in the Federal Home Loan Mortgage Corporation’s Seller/Servicer’s Guide. Upon request of the Indenture Trustee or the Insurer, the Servicer shall cause to be delivered to the Indenture Trustee or the Insurer a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days’ prior written notice to the Indenture Trustee and the Insurer.

Section 3.14. Reports to the SEC.

Within 15 days after each Payment Date, the Indenture Trustee shall, on behalf of the Trust and in accordance with industry standards, file with the SEC via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the report of the Noteholders for such Payment Date as an exhibit thereto. Prior to March 15, 2005 (and, if applicable, prior to March 15 of each year), the Indenture Trustee shall, on behalf of the Trust and in accordance with industry standards, file with the SEC via EDGAR a Form 10-K with respect to the Trust. In addition, the Sponsor will cause its senior officer in charge of securitization to execute the certification (the “Form 10-K Certification”) required pursuant to Rile 13a-14 under the Securities and Exchange Act of 1934, as amended, and file the same with the SEC prior to March 15, 2005 (and if applicable, prior to March 15 of each year). To the extent any information or exhibits required to be included in the Form 10-K are not available by March 15, the Indenture Trustee shall, on behalf of the Trust, file one or more amended Form 10-K’s to include such missing information or exhibits promptly after receipt thereof by the Indenture Trustee. Promptly following the first day legally permissible under applicable regulations and interpretations of the SEC, the Indenture Trustee shall, on behalf of the Trust an in accordance with industry standards, file with the SEC via EDGAR a Form 15 Suspension Notification with respect to the Trust, if applicable. Each of the Servicer, the Sponsor and the Indenture Trustee agree to furnish to the Indenture Trustee promptly, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the SEC. The Indenture Trustee shall have no responsibility to file any items other than those specified in this section.

Section 3.15. Tax Returns.

The Indenture Trustee shall prepare and file any federal, state or local income and franchise tax return for the Trust as well as any other applicable return and apply for a taxpayer identification number on behalf of the Trust as provided in Article VI of the Trust Agreement, including, without limitation, forms 1099 and 1065. The Issuer shall treat the Mortgage Loans as its property for all federal, state or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for income tax purposes. The Indenture Trustee shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust; the Issuer shall promptly sign such returns and deliver such returns back to the Indenture Trustee after signature and such returns shall be filed by the Indenture Trustee. The Indenture Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders. In no event shall the Indenture Trustee be liable for any liabilities, costs or expenses of the Trust, the Noteholders, the Residual Certificateholders or the Note Owners arising under any tax law, including, without limitation, federal, state or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith), except for such liabilities, costs or expenses of the Trust resulting from (i) the Indenture Trustee’s failure to file such tax returns or (ii) an incorrect tax return prepared by the Indenture Trustee.

Section 3.16. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.

The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2004, the Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.

Section 3.17. Reporting Requirements.

For each Mortgage Loan, the Servicer will accurately and fully report its borrower credit files to each of Equifax Credit Information Services, Inc., TransUnion, LLC and Experion Information Solution, Inc. (or their successors) in a timely manner on a monthly basis.

Section 3.18. Matters Relating to MERS Loans.

(a) The Servicer further is authorized and empowered by the Trust and the Indenture Trustee and the Insurer, on behalf of the Noteholders, the Insurer and the Indenture Trustee, in its own name or in the name of the subservicer, when the Servicer believes it appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trust, the Indenture Trustee, the Insurer and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trust and its successors and assigns.

(b) In connection with the sale and assignment of any MERS Mortgage Loan by the Sponsor to the Issuer, the Sponsor agrees that it will cause, at the Sponsor’s expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Sponsor to the Indenture Trustee in accordance with the Indenture for the benefit of the Issuer Secured Parties by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS System to identify the series of the Notes issued in connection with such Mortgage Loans. The Sponsor further agrees that it will not, and will not permit a Seller or the Servicer to, and each Seller and the Servicer agree that they will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement. If at any time pursuant to Section 2.03 or Section 2.06 a Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the related Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the related Seller (or any party indicated by such Seller) as the beneficial holder of such Mortgage Loan.

(c) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trust and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor Servicer or (y) in causing MERS to designate on the MERS System the successor Servicer as the servicer of such Mortgage Loan.

Section 3.19. Additional Balance Payments.

On the Closing Date and on the next Business Day following each other day on which any Additional Balances relating to the Mortgage Loans are funded by the Servicer, on the terms and subject to the conditions of this Agreement, the Sponsor shall pay to the Servicer the applicable Purchase Price for such Additional Balances by (i) making or causing to be made a cash payment to the Servicer or its designee in such amount determined by the Sponsor, (ii) crediting the Servicer with an additional capital contribution to the Sponsor, (iii) automatically increasing the principal amount outstanding under the Sponsor Promissory Note by the amount of the excess of the Purchase Price to be paid to the Servicer for such purchased assets over the amount of any cash payment made on such day to the Servicer and/or any capital contribution made by the Servicer to the Sponsor, subject to a cap on such note at any time equal to $30 million or (iv) any combination of the foregoing.

Section 3.20. Sponsor Promissory Note.

(a) On the Closing Date, the Sponsor shall deliver to the Servicer a promissory note, substantially in the form of Exhibit E, payable to the order of the Servicer (such promissory note, as the same has been or hereafter may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with this Agreement, being herein called the “Sponsor Promissory Note”), which Sponsor Promissory Note shall, in accordance with its terms, be subordinated to all interests of the Trust, all claims to the cash flows from Trust assets and all obligations of the Sponsor, of any nature, now or hereafter arising under or in connection with the Sale and Servicing Agreement. The Sponsor Promissory Note shall evidence all amounts incurred thereunder subsequent to the Closing Date as provided in this Agreement. Subject to the foregoing, the Sponsor Promissory Note shall be payable in full on the date which is one year and one day after the Termination Date. The Sponsor Promissory Note shall bear interest at the Note Rate for the related Payment Date. The Sponsor may prepay all or part of the outstanding balance of the Sponsor Promissory Note and interest accrued thereon from time to time without any premium or penalty, unless an event of default has occurred and is continuing or would result from such prepayment or payment.

(b) The Servicer shall hold the Sponsor Promissory Note for the benefit of the Servicer, and shall make all appropriate recordkeeping entries with respect to the Sponsor Promissory Note or otherwise to reflect the payments on and adjustments of the Sponsor Promissory Note. The Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the Sponsor Promissory Note at any time. The Servicer hereby irrevocably authorizes the Servicer to mark the Sponsor Promissory Note “CANCELLED” and to return the Sponsor Promissory Note to the Sponsor upon the full and final payment thereof after the Termination Date.

The Servicer hereby agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Sponsor Promissory Note or any interest represented thereby, and any attempt to transfer, assign, exchange, convey, pledge, hypothecate or grant a security interest in the Sponsor Promissory Note or any interest represented thereby shall be void and of no effect.

Section 3.21. Duties and Removal of the Credit Risk Manager.

The Credit Risk Manager will act as the Trust’s representative in advising the Servicer concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any prepayment premiums with respect to the Mortgage Loans, and will provide certain reports to the Sponsor and Terwin Advisors concerning the Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement. The Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor credit risk manager, the Indenture Trustee, if it has been notified in writing of such termination or appointment, shall give written notice thereof to the Servicers, the Trustee and the Sponsor.

If Holders of the Notes representing at least 66 2/3% of the outstanding principal balance of the Notes request in writing to the Indenture Trustee to terminate the Credit Risk Manager under this Agreement, the Credit Risk Manager shall be removed pursuant to this Section 3.21. Upon receipt of such notice, the Indenture Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

ARTICLE IV

SERVICING CERTIFICATE

Section 4.01. Servicing Certificate.

Not later than seven (7) Business Days prior to the Payment Date, the Servicer shall deliver to the Indenture Trustee, a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Indenture Trustee and the Servicer), together with an Officer’s Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Payment Date, the series number of the Notes, the date of this Agreement, and:

(i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period;

(ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period;

(iii) the Principal Collections for such Payment Date, separately stating the components thereof;

(iv) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

(v) the Pool Balance as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

(vi) the aggregate amount of Additional Balances created during the previous Collection Period;

(vii) the number and aggregate Principal Balances of Mortgage Loans (A) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days, 150-179 days and 180 or more days respectively and (B) that have become REO, in each case as of the end of the preceding Collection Period; (C) as to which foreclosure proceedings have been commenced, and (D) in bankruptcy and delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date;

(viii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

(ix) the amount of any servicing advances made by the Servicer during the related Collection Period;

(x) the amount, if any, of interest shortfalls relating to prepayments during the related Collection Period;

(xi) the amount, if any, of any Relief Act Shortfalls incurred during the related Collection Period;

(xii) the amount to be paid to the Servicer pursuant to Section 8.7(b)(xi) of the Indenture; and

(xiii) the number and Principal Balances of any Mortgage Loans purchased by the Sellers from the Trust pursuant to Section 2.06;

The Indenture Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 8.7 of the Indenture and in preparing the statements required by Section 8.8 of the Indenture, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer, the Indenture Trustee and the Insurer. The Servicer shall give notice of any such change to the Rating Agencies.

Section 4.02. Reserved.

Section 4.03. Reserved.

Section 4.04. Loan Data Remittance Report.

On the seventh Business Day before each Payment Date (the “Loan Data Remittance Date”) by noon Eastern Standard time, the Servicer shall furnish a report (the “Loan Data Remittance Report”) in the form attached as Exhibit F to this Agreement to the Insurer, the Residual Certificateholders and the Indenture Trustee by electronic medium as agreed to by the Servicer, the Indenture Trustee and the Insurer.

ARTICLE V

THE SERVICER AND THE SPONSOR

Section 5.01. Liability of the Servicer and the Sponsor.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Sponsor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Sponsor.

Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Sponsor.

Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.03. Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Noteholders or Residual Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust, in accordance with the priorities set forth in Section 8.7(b) of the Indenture and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense related to any specific Mortgage Loan (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Noteholders and Residual Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall only be entitled to be reimbursed therefor pursuant to Section 8.7(b)(xi) of the Indenture. The Servicer’s right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Section 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 5.04. Servicer Not to Resign.

Subject to the provisions of Section 5.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee and the Insurer in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; (b) each Rating Agency shall have delivered a letter to the Indenture Trustee and the Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the qualification, reduction or withdrawal of the then current rating of the Notes without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Insurer, as evidenced by a letter from the Insurer to the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until the Indenture Trustee or successor servicer designated by the Servicer as provided above shall have assumed the Servicer’s responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 6.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 6.01 and 6.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Insurer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Noteholder or Residual Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement.

Section 5.05. Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04. The Servicer’s delegation of any of its duties hereunder to any subservicer shall be subject to the prior approval of the Insurer. The Servicer shall terminate its delegation of any of its duties hereunder to any subservicer at the Insurer’s reasonable request.

Section 5.06. Indemnification of the Trust by the Servicer.

The Servicer shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer’s activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement or breach of representations and warranties made herein, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. The Servicer shall pay the expenses and provide the protections and indemnities to the Indenture Trustee provided for in Section 6.7 of the Indenture, it being intended that, wherever in such Section 6.7 reference is made “to the extent provided in the Sale and Servicing Agreement,” this Agreement so provides. Any such indemnification, including any amounts the Servicer is required to pay pursuant to Section 6.7 of the Indenture, shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 5.06 shall survive termination of this Agreement.

Section 5.07. Indemnification of the Trust by the Sponsor.

Notwithstanding anything to the contrary contained herein, the Sponsor (i) agrees to be liable directly to the injured party for the entire amount of any losses, claims, damages, liabilities and expenses of the Trust (other than those attributable to a Noteholder as a result of defaults on the Mortgage Loans) to the extent that the Sponsor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Sponsor was a general partner and (ii) shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage, claim or injury (other than those attributable to a Noteholder as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust, the Owner Trustee or the Indenture Trustee, or the actions of the Servicer, including, but not limited to, amounts payable to the Servicer pursuant to Section 5.03, any judgment, award, settlement, reasonable attorneys’ fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Sponsor shall not indemnify the Owner Trustee or the Indenture Trustee (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Owner Trustee’s or the Indenture Trustee’s, respectively, willful misconduct, bad faith or negligence, material breach of representations and warranties made herein, or against any specific liability imposed on the Owner Trustee or Indenture Trustee for a breach of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

Section 5.08. Limitation on Liability of the Sponsor.

None of the directors or officers or employees or agents of the Sponsor shall be under any liability to the Trust, the Owner Trustee or the Indenture Trustee, the Noteholders or the Residual Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Notes; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or breach of representations and warranties made herein, or against any specific liability imposed on such Person in the performance of the duties hereunder. Except as provided in Section 5.07, the Sponsor shall not be under any liability to the Trust, the Owner Trustee or the Indenture Trustee or the Noteholders or the Residual Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Sponsor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Sponsor against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Sponsor and any director or officer or employee or agent of the Sponsor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Section 5.09. Limitation on Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability hereunder to the Indenture Trustee, the Noteholders, or the Sponsor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement or the Credit Risk Management Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, gross negligence or bad faith in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

ARTICLE VI

SERVICING TERMINATION

Section 6.01. Events of Servicing Termination.

If any one of the following events (“Events of Servicing Termination”) shall occur and be continuing:

(i) Any failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or Holders of Notes evidencing more than 25% of the Principal Balance of the Notes; or

(ii) Failure on the part of the Servicer or the Sponsor duly to observe or perform any covenants or agreements of the Servicer or Sponsor set forth in the Notes or in this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or the Holders of Notes evidencing more than 25% of the Principal Balance of the Notes; provided, that a failure on the part of GreenPoint to perform its obligations under Section 2.03 or 2.06 hereof shall not be subject to the five day cure period;

(iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(iv) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(v) The entry against the Sponsor of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(vi) The consent by the Sponsor to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Sponsor or of or relating to substantially all of its property; or the Sponsor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vii) The Three Month Rolling Delinquency Rate exceeds 5.25%;

(viii) Cumulative Realized Losses exceed the following percentage of the Initial Pool Balance on any Payment Date as set forth below:

Payment Date	Cumulative Realized Loss Percentage
1st through 12th	1.50%
13th through 24th	2.75%
25th through 36th	4.00%
37st through 48th	5.00%
49th and thereafter	6.00%

(ix) GreenPoint Bank fails to maintain the capital standards established for “well capitalized” institutions under the prompt corrective action regulations issued pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended;

(x) GreenPoint Bank, GreenPoint Financial Corp. or its affiliates fail to pay any principal amount of at least $1,000,000 when due, subject to the applicable grace period, if any, specified in the agreement or other instrument relating to such debt and shall continue after the applicable grace period if the effect of such event is to accelerate the maturity and repayment of such debt before the stated maturity thereof;

(xi) GreenPoint Bank shall no longer own 100% of the Servicer either directly or indirectly;

(xii) GreenPoint Bank shall sell the servicing platform of the Servicer to a Person not affiliated with GreenPoint Bank who is not acceptable to the Insurer;

(xiii) A subservicer is contracted to service loans in securitizations sponsored by the Sponsor and insured by the Insurer and such subservicer is not acceptable to the Insurer;

(xiv) Any failure by the Servicer to obtain the prior written consent of the Insurer prior to the merger or consolidation of the Servicer with, or the acquisition of the Servicer by, any entity that is not 100% owned, directly or indirectly, by GreenPoint Financial Corp. (other than as a result of the merger with North Fork Bancorporation);

(xv) Any governmental authority, including the Federal Deposit Insurance Corporation or any other governmental authority with regulatory powers over the GreenPoint Bank, GreenPoint Financial Corp. or its affiliates, shall take any mandatory or discretionary supervisory action against the GreenPoint Bank, GreenPoint Financial Corp. or its affiliates, including, without limitation, by cease and desist order, memorandum or understanding, capital directive or directive to take prompt corrective action, which action, in the reasonable opinion of the Insurer, would have a material adverse impact on (A) the business, operations or financial condition of GreenPoint Bank or the Servicer or (B) the ability of GreenPoint Bank or the Servicer to perform its obligations under any transaction document to which it is a party; or

(xvi) GreenPoint Bank’s credit ratings fall below investment grade by Moody’s or S&P;

then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Servicer, either the Indenture Trustee, the Insurer or the Holders of Notes evidencing more than 50% of the Outstanding Amount of the Notes, in each case with the consent of the Insurer, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Insurer or the Holders of Notes) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Class B Certificateholders and the Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 6.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer and the Sellers, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

Notwithstanding the foregoing, a delay in or failure of performance under Section 6.01(i) for a period of one Business Day or under Section 6.01(ii) for a period of thirty (30) days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes or floods. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Sponsor, the Insurer and the Noteholders and Residual Certificateholders with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee and the Insurer in writing of any Events of Servicing Termination.

Section 6.02. Indenture Trustee to Act; Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 6.01 or resigns pursuant to Section 5.04, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and shall use the same degree of care and skill as is required of the Servicer under this Sale and Servicing Agreement; provided, however, if the Indenture Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Indenture Trustee. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Indenture Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Sections 6.7 and 6.8 of the Indenture. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Insurer is unwilling to have the Indenture Trustee act as successor Servicer or (iii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may with the consent of the Insurer, which consent shall not be unreasonably withheld, delayed or denied (in the situation described in clauses (i) or (ii)) or shall (in the situation described in clause (iii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under this Agreement and having a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Insurer, as evidenced by its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by the Rating Agencies without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.08 (or such other compensation as the Indenture Trustee, the Insurer and such successor shall agree). The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Noteholders, Residual Certificateholders and the Insurer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an Insurance Policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein.

Section 6.03. Notification to Noteholders and Residual Certificateholders.

Upon the occurrence of any Event of Servicing Termination or Rapid Amortization Event in which a Responsible Officer of the Indenture Trustee has actual notice (or any event that with the lapse of time would become an Event of Servicing Termination or Rapid Amortization Event unless cured), the Indenture Trustee shall promptly notify the Owner Trustee in writing. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VI or Section 5.04, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, Residual Certificateholders (at their respective addresses appearing in the Note Register and in the Residual Certificate Register), the Insurer and each Rating Agency.

ARTICLE VII

TERMINATION

Section 7.01. Termination.

(a) The respective obligations and responsibilities of the Servicer, each Seller, the Sponsor and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make certain payments to Noteholders and Residual Certificateholders after the final Payment Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Indenture Trustee on the final Payment Date pursuant to this Article VII following the later of (A) the Payment Date following payment in full of all amounts owing to the Insurer under the Insurance Agreement and (B) the earliest of (i) the transfer, under the conditions specified in Section 7.01(b), (ii) the day following the Payment Date on which the distribution made to Noteholders has reduced the Note Principal Balance to zero and no other amounts are owed to the Noteholders hereunder, and no other amounts are owed to the Insurer pursuant to the Insurance Agreement and Section 8.7 of the Indenture, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of the Mortgage Loans pursuant to Section 5.4 of the Indenture) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Payment Date in March 2035; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (a)(B)(i) of this Section 7.01, the Indenture Trustee, on behalf of the Trust, shall execute such documents and instruments of transfer presented by the Optional Redemption Holder, in each case without recourse, representation or warranty, and take such other actions as the Optional Redemption Holder may reasonably request to effect the transfer of the Mortgage Loans to the Optional Redemption Holder.

(b) Subject to Section 7.01(d), the holder of the majority interest in the Class B Certificates shall have the right to redeem the Notes on any Payment Date occurring on or after the end of a Collection Period on which the outstanding Pool Balance on such Payment Date is less than or equal to ten percent (10%) of the Original Pool Balance. If the holder of the majority interest in the Class B Certificates does not exercise such optional redemption, then the holder of the majority interest in the Class G Certificates shall have the right to redeem the Class A Notes on any Payment Date occurring on or after the end of a Collection Period on which the outstanding Pool Balance on such Payment Date is less than or equal to two percent (2%) of the Original Pool Balance. If the Optional Redemption Holder elects to exercise its right it will notify the Issuer, the Servicer, the Indenture Trustee and the Insurer no later than thirty-five (35) days prior to the Payment Date on which the transfer is to take place. The Indenture Trustee, on behalf of the Trust, will make the transfer on such Payment Date subject to Section 7.01(d) and provided that the Redemption Price for the Notes has been deposited with it on or prior to such Payment Date.

(c) The Optional Redemption Holder, at its expense, shall prepare and deliver to the Indenture Trustee, on behalf of the Trust, for execution, at the time the related Mortgage Loans are to be released to the Optional Redemption Holder, appropriate documents assigning each such Mortgage Loan from the Indenture Trustee to the Optional Redemption Holder and shall promptly record such assignments.

(d) The Optional Redemption Holder shall not exercise its right under Section 7.01(b) hereof without the consent of the Insurer if (a) such optional redemption would result in a draw on the Policy, or (b) any Reimbursement Amount due to the Insurer would not be fully satisfied pursuant to the optional redemption.

ARTICLE VIII

ADMINISTRATIVE DUTIES OF THE SERVICER

Section 8.01. Administrative Duties.

(a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. Except as otherwise expressly provided in the Basic Documents to be performed by another party, the Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

(b) Duties with Respect to the Issuer.

(i) Except as otherwise expressly provided in the Basic Documents to be performed by another party, in addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Mortgage Loans (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

(ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the

Owner Trustee and the Indenture Trustee and the Insurer in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Residual Certificateholder (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall not be responsible for performance of the duties of the Issuer or the Indenture Trustee set forth in Section 6.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Residual Certificateholders (as defined in the Trust Agreement).

(iv) The Servicer shall perform the duties of the Sponsor specified in Section 11.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Insurer of the proposed action and the Owner Trustee and the Insurer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(A) the amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

(C) the amendment, change or modification of this Agreement or any of the Basic Documents;

(D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(E) the removal of the Indenture Trustee.

(d) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or the Residual Certificateholders under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

(e) The Indenture Trustee or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under Section 8.01.

Section 8.02. Records.

The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Insurer and the Indenture Trustee at any time during normal business hours.

Section 8.03. Additional Information to be Furnished to the Issuer.

The Servicer shall furnish to the Issuer and the Indenture Trustee from time to time such additional information regarding the Mortgage Loans as the Issuer and the Indenture Trustee shall reasonably request.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment.

This Agreement may be amended from time to time by agreement among the Sponsor, the Servicer, the Sellers and the Indenture Trustee, in each case without notice to or the consent of any of the Noteholders or Residual Certificateholders, but only with the consent of the Insurer (which consent shall not be unreasonably withheld, delayed or denied), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Sponsor, a Seller or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Indenture Trustee, the Sponsor, the Seller nor the Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to comply with any requirement imposed by the Code; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Noteholder, any Residual Certificateholder, or the Insurer; and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Noteholders and the Residual Certificateholders and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains the consent of the Class B Certificateholders and a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Notes without regard to the Policy.

This Agreement also may be amended from time to time by agreement among the Servicer, the Sellers, the Sponsor and the Indenture Trustee, with the consent of the Insurer and the Holders of the Notes evidencing more than 50% of the Outstanding Amount of the Notes and the Residual Certificateholders evidencing more than 50% of the percentage interest in each class of Residual Certificates (which consent of such Noteholders and Residual Certificateholders given pursuant to this Section 9.01 or pursuant to any other provision of this Agreement shall be conclusive and binding on such holders and all future holders of such securities and of any security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the security) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Residual Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Notes or the Residual Certificates or distributions or payments under the Policy which are required to be made on any Note without the consent of the Holder of such Note or the related Certificateholder, as applicable, or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all then outstanding Notes and Residual Certificates or (iii) adversely affect in any material respect the interests of the Insurer.

Following the execution and delivery of any such amendment hereto or to the Policy, either the Sponsor, if the Sponsor requested the amendment, or the Servicer, if the Servicer requested the amendment, shall reimburse the Insurer for the reasonable out-of-pocket costs and expenses incurred by each in connection with such amendment.

Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Noteholders or the Residual Certificateholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Noteholder and Residual Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Insurer.

It shall not be necessary for the consent of Noteholders or Residual Certificateholders under this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders and Residual Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

In executing any amendment permitted by this Section 9.01, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 9.02. Recordation of Agreement.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer, but only upon direction of Noteholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Noteholders. The Noteholders requesting such recordation shall bear all costs and expenses of such recordation. The Indenture Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Noteholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 9.03. Limitation on Rights of Noteholders.

No Noteholder shall have any right to vote (except as provided in Sections 6.01, 7.01, and 9.01 herein and Section 5.4 of the Indenture) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Indenture Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Notes evidencing more than 50% of the Outstanding Amount of the Notes shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 9.03, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

Anything to the contrary notwithstanding, by accepting its Note, each Noteholder agrees that unless a Insurer Default exists, the Insurer shall have the right to exercise all rights of the Noteholder under this Agreement without any further consent of the Noteholder.

Section 9.04. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.05. Notices.

All demands, notices, directions, requests and communications hereunder shall be in writing and shall be deemed to have been duly given if sent via facsimile (receipt confirmed), personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Sponsor, GreenPoint Mortgage Securities LLC, 100 Wood Hollow Drive, Doorstop #22210, Novato, California 94945, Attention: S.A. Ibrahim, (b) in the case of GreenPoint, GreenPoint Mortgage Funding, Inc., 100 Wood Hollow Drive, Doorstop #32210, Novato, California 94945, Attention: Nathan Hieter, (c) in the case of Terwin Advisors, 3 Park Avenue, 40th Floor, New York, New York 10016, Attention: Richard D. Winter, (d) in the case of the Indenture Trustee, at the Corporate Trust Office, (e) in the case of the Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Managing Director (telecopy number (212) 363-1459), (f) in the case of Moody’s, Residential Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, (g) in the case of Standard & Poor’s, 55 Water Street, New York, New York 10041, and (h) in the case of the Credit Risk Manager, 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention: General Counsel or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Residual Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

Section 9.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

Section 9.07. Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.02 and 5.04, this Agreement may not be assigned by the Sponsor or the Servicer without the prior written consent of the Insurer and Holders of the Notes evidencing Percentage Interests aggregating not less than 66%.

Section 9.08. Third-Party Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Residual Certificateholders, the Note Owners and the Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 9.09. Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 9.10. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.11. Insurance Agreement.

The Indenture Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Indenture Trustee thereunder.

Section 9.12. Nonpetition Covenant.

Until one year plus one day shall have elapsed since the termination of the Trust in accordance with Section 7.01, none of the Sponsor, the Sellers, the Servicer, nor the Indenture Trustee shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Sponsor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, Indenture Trustee, custodian, sequestrator or other similar official of the Sponsor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Sponsor or the Trust.

Section 9.13. Limitation of Liability of Wilmington Trust Company.

It is expressly understood and agreed by the parties hereto that (a) this Sale and Servicing Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Sale and Servicing Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Sale and Servicing Agreement or any related documents.

IN WITNESS WHEREOF, the Sponsor, the Sellers, the Servicer, the Indenture Trustee, the Issuer and the Credit Risk Manager have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

GREENPOINT MORTGAGE SECURITIES LLC, as Sponsor

By:
Name:
Title:

GREENPOINT MORTGAGE FUNDING, INC., as a Seller and Servicer

By:
Name:
Title:

TERWIN ADVISORS LLC, as a Seller

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

GREENPOINT HOME EQUITY LOAN TRUST 2004-3, as Issuer By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

THE MURRAYHILL COMPANY, as Credit Risk Manager

By:
Name:
Title:

2

State of ______________	)
	)	ss.:
County of _____________	)

On the         th day of June, 2004 before me, a notary public in and for the State of                 , personally appeared                                         , known to me who, being by me duly sworn, did depose and say that he resides at                                     ; that he is the                                               of GreenPoint Mortgage Securities LLC, a Delaware limited liability company, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

Notary Public

[Notarial Seal]

State of ______________	)
	)	ss.:
County of _____________	)

On the          day of June, 2004 before me, a notary public in and for the State of [                ], personally appeared                                     , known to me who, being by me duly sworn, did depose and say that he resides at                                     ; that he is the                              of Wilmington Trust Company, a Delaware banking corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said banking corporation; and that he signed his name thereto by like order.

Notary Public

[Notarial Seal]

State of ______________	)
	)	ss.:
County of _____________	)

On the          day of June, 2004 before me, a notary public in and for the State of                 , personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he resides at                                 ,                     ,                                 ; that he is the                                  of GreenPoint Mortgage Funding, Inc., one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

Notary Public

[Notarial Seal]

State of ______________	)
	)	ss.:
County of _____________	)

On the          day of June, 2004 before me, a notary public in and for the State of                 , personally appeared                                                  , known to me who, being by me duly sworn, did depose and say that he resides at                                 ,                         ,                     ; that he is the                              of Terwin Advisors LLC, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Company; and that he signed his name thereto by like order.

Notary Public

[Notarial Seal]

State of	)
	)	ss.:
County of	)

On the          day of June, 2004 before me, a notary public in and for the State of                 , personally appeared                                     , known to me who, being by me duly sworn, did depose and say that he resides at                             ,                                      ; that he is the                              of U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said banking association.

Notary Public

[Notarial Seal]

State of ______________	)
	)	ss.:
County of _____________	)

On the         th day of June, 2004 before me, a notary public in and for the State of                 , personally appeared                             , known to me who, being by me duly sworn, did depose and say that he resides at                                     ; that he is the                                                       of The Murrayhill Company, a Colorado corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

Notary Public

[Notarial Seal]

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[On file with Indenture Trustee]

A-1

EXHIBIT B

FORM OF OPINION OF COUNSEL

WITH RESPECT TO SECTION 3.11 OF THE

SALE AND SERVICING AGREEMENT

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinions of counsel to the Issuer, the Sponsor, the Sellers and the Servicer delivered on the Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement dated as of June 1, 2004 among GreenPoint Home Equity Loan Trust 2004-3 (the “Issuer”), GreenPoint Mortgage Funding, Inc. (“GreenPoint” or the “Servicer”), Terwin Advisors LLC (“Terwin Advisors” and together with GreenPoint, the “Sellers”), GreenPoint Mortgage Securities LLC (the “Sponsor”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and The Murrayhill Company, as Credit Risk Manager (the “Credit Risk Manager”). Terms used but not defined herein shall have the meaning given to such terms in the above-referenced Sale and Servicing Agreement.

The Indenture Trustee has a valid perfected first priority security interest with respect to the Sponsor’s right, title and interest in and to the Mortgage Loans (including all Eligible Substitute Mortgage Loans).

B-1

EXHIBIT C-1

FORM OF OFFICER’S CERTIFICATE

REQUEST BY THE SERVICER FOR PERMANENT

RELEASE OF MORTGAGE LOANS AND MORTGAGE FILES

To:

U.S. Bank National Association, as Indenture Trustee	Deutsche Bank National Trust Company, as Custodian
209 South LaSalle Street, Suite 300	1761 East St. Andrew Place
Chicago, Illinois 60604,	Santa Ana, CA 92705-4934
Attention: Structured Finance-GPHE 2004-3	Attention: Mortgage Custody TW043C

Gentlemen:

In connection with the payment in full of the Mortgage Loans held by you as Indenture Trustee, under the Sale and Servicing Agreement dated as of June 1, 2004 among GreenPoint Home Equity Loan Trust 2004-3, as Issuer, GreenPoint Mortgage Funding, Inc., as a Seller and Servicer, Terwin Advisors LLC, as a Seller, GreenPoint Mortgage Securities LLC, as Sponsor, The Murrayhill Company, as Credit Risk Manager and you, as Indenture Trustee, the undersigned requests the release of the Mortgage Loans and the Mortgage Files for the Mortgage Loans identified in the schedule attached to this Request.

The undersigned hereby certifies that (i) the release of Collateral requested will not impair the security under the Indenture, (ii) any and all payments received on the Mortgage Loans identified in the schedule attached to this Request which are required to be deposited in the Collection Account pursuant to Section 3.02 of such Sale and Servicing Agreement have been so deposited, (iii) the information with respect to such factual matters necessary for us to so certify is in our possession and (iv) I am qualified to make these certifications.

GREENPOINT MORTGAGE FUNDING, INC., as Servicer

By:
Name:
Title:
Date:

ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee		DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

C-2-1

EXHIBIT C-2

FORM OF OFFICER’S CERTIFICATE

REQUEST BY THE SERVICER FOR TEMPORARY

RELEASE OF MORTGAGE LOANS AND MORTGAGE FILES

To:

U.S. Bank National Association, as Indenture Trustee 209 South LaSalle Street, Suite 300 Chicago, Illinois 60604, Attention: Structured Finance-GPHE 2004-3	Deutsche Bank National Trust Company, as Custodian 1761 East St. Andrew Place Santa Ana, CA 92705-4934 Attention: Mortgage Custody TW043C

Gentlemen:

In connection with the administration of the Mortgage Loans held by you as Indenture Trustee, under the Sale and Servicing Agreement dated as of June 1, 2004 among GreenPoint Mortgage Funding, Inc., as a Seller and Servicer, Terwin Advisors LLC, as a Seller, GreenPoint Mortgage Securities LLC, as Sponsor, The Murrayhill Company, as Credit Risk Manager and you, as Indenture Trustee, the undersigned requests the temporary release of the Mortgage Loans and the related Mortgage Files for the Mortgage Loans identified in the schedule attached to this Request.

GREENPOINT MORTGAGE FUNDING, INC., as Servicer

By:
Name:
Title:
Date:

ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee	DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:	By:
Name:		Name:
Title:		Title:
Date:		Date:

C-2-1

EXHIBIT D

FORM OF CREDIT LINE AGREEMENT

D-1

EXHIBIT E

FORM OF NON-NEGOTIABLE

GREENPOINT MORTGAGE SECURITIES LLC

PROMISSORY NOTE

June [    ], 2004

EXCEPT TO THE EXTENT PROVIDED IN THE SALE AND SERVICING AGREEMENT REFERRED TO BELOW, THIS PROMISSORY NOTE AND ANY INTEREST REPRESENTED HEREBY SHALL NOT BE TRANSFERRED, ASSIGNED, EXCHANGED, CONVEYED, PLEDGED, HYPOTHECATED OR OTHERWISE THE SUBJECT OF THE GRANT OF A SECURITY INTEREST AND ANY ATTEMPT TO TRANSFER, ASSIGN, EXCHANGE, CONVEY, PLEDGE, HYPOTHECATE OR GRANT A SECURITY INTEREST IN THIS PROMISSORY NOTE OR ANY INTEREST REPRESENTED HEREBY SHALL BE VOID AND OF NO EFFECT.

FOR VALUE RECEIVED, the undersigned, GREENPOINT MORTGAGE SECURITIES LLC, a Delaware limited liability company (the “Sponsor”), promises to pay to GREENPOINT MORTGAGE FUNDING, INC., a California corporation (the “Servicer”), on the terms and subject to the conditions set forth herein and in the Sale and Servicing Agreement referred to below, the aggregate unpaid Purchase Price of all assets purchased and to be purchased by the Purchaser pursuant to the Sale and Servicing Agreement; provided that such amount shall in no event exceed $30,000,000. Such amount as shown in the records of the Servicer will be rebuttable presumptive evidence of the principal amount owing under this Note.

1. Sale and Servicing Agreement. This Note is the Sponsor Promissory Note described in, and is subject to the terms and conditions set forth in, that certain Sale and Servicing Agreement dated as of June 1, 2004 (as the same may be amended, supplemented, restated or otherwise modified in accordance with its terms, the “Sale and Servicing Agreement”), among the Sponsor, the Servicer, the Sellers, the Indenture Trustee, and the Credit Risk Manager. Reference is hereby made to the Sale and Servicing Agreement for a statement of certain other rights and obligations of the Sponsor and the Servicer.

2. Definitions. Capitalized terms used (but not defined) herein have the meanings ascribed thereto in the Sale and Servicing Agreement. In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (a) of paragraph 7 hereof.

“Final Maturity Date” means the date that falls one year and one day after the Termination Date.

“Junior Liabilities” means all obligations of the Sponsor to the Servicer under this Note.

“Senior Liabilities” means all obligations of the Sponsor to the Trust and any other obligations of the Sponsor arising under or in connection with the Sale and Servicing Agreement,

howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or thereafter existing, or due or to become due on or before the Final Maturity Date.

“Subordination Provisions” means, collectively, clauses (a) through (j) of paragraph 7 hereof.

3. Interest. Subject to the Subordination Provisions and paragraph 10 hereof, the Sponsor promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day, at the Class A Note Rate for the related Payment Date.

4. Interest Payment Dates. Subject to the Subordination Provisions, paragraph 10 hereof, the Sponsor shall pay accrued interest on this Note on each Payment Date and on the Final Maturity Date. The Sponsor also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

6. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day). Subject to the Subordination Provisions, paragraph 10 hereof, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

7. Subordination Provisions. The Sponsor covenants and agrees, and the Servicer, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Liabilities to the extent and in the manner set forth in the following clauses of this paragraph 7:

(a) (i) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Sponsor, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Sponsor or any sale of all or substantially all of the assets of the Sponsor except pursuant to the Sale and Servicing Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), and (ii) on and after the occurrence of an Event of Default, the Senior Liabilities shall first be paid and performed in full and in cash before the Servicer shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Servicer would be entitled except for this clause (a) shall be made directly to the Indenture Trustee (for the benefit of the Noteholders, and the Insurer); and (y) the Servicer hereby irrevocably agrees that the Indenture Trustee (on behalf of the Noteholders), in the name of the Servicer or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the

Servicer relating to the Junior Liabilities, in each case until the Senior Liabilities shall have been paid and performed in full and in cash.

(b) Following the occurrence of any of the events described in clause (a)(i) or (ii), in the event that the Servicer receives any payment or other distribution of any kind or character from the Sponsor or from any other source whatsoever, in respect of the Junior Liabilities, such payment or other distribution shall be received in trust for the Indenture Trustee and shall be turned over by the Servicer to the Indenture Trustee (for the benefit of the Noteholders, and the Insurer) forthwith. All payments and distributions received by the Indenture Trustee in respect of this Note, to the extent received in or converted into cash, may be applied by the Indenture Trustee (for the benefit of the Noteholders and the Insurer) first to the payment of any and all reasonable expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Indenture Trustee, the Noteholders or the Insurer in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between the Servicer and the Noteholders and the Insurer, be applied by the Indenture Trustee toward the payment of the Senior Liabilities in a manner determined by the Indenture Trustee to be in accordance with the Indenture; but as between the Sponsor and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Liabilities.

(c) Upon the final payment in full and in cash of all Senior Liabilities, the Servicer shall be subrogated to the rights of the Indenture Trustee to receive payments or distributions from the Sponsor that are applicable to the Senior Liabilities until the Junior Liabilities are paid in full.

(d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Servicer, on the one hand, and the Indenture Trustee (on behalf of Noteholders and the Insurer), on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Note (subject to paragraph 10 hereof) is intended to or shall impair, as between the Sponsor, its creditors (other than the Noteholders and the Insurer) and the Servicer, the Sponsor’s obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof (subject to paragraph 10 hereof) and of the Sale and Servicing Agreement or to affect the relative rights of the Servicer and creditors of the Sponsor (other than the Noteholders and the Insurer).

(e) The Servicer shall not, until the Senior Liabilities have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Sponsor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or thereafter existing, or due or to become due (other than the Senior Liabilities), the Junior Liabilities or any rights in respect hereof or (ii) convert the Junior Liabilities into an equity interest in the Sponsor, unless, in the case of each of clauses (i) and (ii) above, the Servicer shall have received the prior written consent of the Indenture Trustee and the Insurer in each case.

(f) The Servicer shall not, except without the advance written consent of the Indenture Trustee and the Insurer commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Sponsor until at least one year and one day have passed since the Termination Date.

(g) If, at any time, any of the payment (in whole or in part) made with respect to any Senior Liabilities is rescinded or must be restored or returned by the Indenture Trustee or Noteholders or the Insurer (whether in connection with any Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

(h) The Indenture Trustee (on behalf of Noteholders and the Insurer) may, from time to time, with the consent of the Insurer without notice to the Servicer, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: retain or obtain an interest in any property to secure any of the Senior Liabilities; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Liabilities; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature with respect to any of the Senior Liabilities; (iv) amend, supplement, amend and restate, or otherwise modify the Sale and Servicing Agreement or any related document; and (v) release its security interest in or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

(i) The Servicer hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Noteholders and the Insurer, (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Liabilities; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Liabilities, or any thereof, or any security therefor.

(j) These Subordination Provisions constitute a continuing offer from the Sponsor to all Persons who become the holders of, or who continue to hold, Senior Liabilities; and these Subordination Provisions are made for the benefit of the Noteholders and the Insurer, and the Indenture Trustee may proceed to enforce such provisions on behalf of each of such Persons.

8. General. No failure or delay on the part of the Servicer in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by the Sponsor and the Servicer, and (b) all consents required for such actions under the Sale and Servicing Agreement and the Sale and Servicing Agreement shall have been received by the appropriate Persons. The rights and remedies granted hereunder to the Indenture Trustee and the Noteholders are subject to exercise as provided in the Sale and Servicing Agreement.

9. Limitation on Interest. Notwithstanding anything in this Note to the contrary, the Sponsor shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum interest rate that may be contracted for, charged or received without violation of applicable federal or state law.

10. Acknowledgment. The Servicer acknowledges and agrees that it has no rights to payment under this Note, and will not make any claim for payment hereunder, unless funds are available for payment by the Sponsor in excess of amounts due and payable by it at the time under the Indenture and the Sale and Servicing Agreement.

11. No Negotiation. This Note is not negotiable.

12. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

13. Captions. Paragraph captions used in this Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Note.

GREENPOINT MORTGAGE SECURITIES LLC

By:

Name:

Title:

EXHIBIT F

FORM OF CERTIFICATE:

LOAN LEVEL REPORTING

DETAIL RECORD FIELDS:	File Name: T0##MMYY.LNS

Data: T0nnMMYY.LNS	Field Nbr	Format	Definition
Servicer Loan No.	1	13(X)	Unique loan number assigned to the mortgage by the Seller/Servicer

Blank		1(x)

Due Date of Last Paid Installment (DDLPI)	2	YYYYMMDD	Due Date of last full payment received from the borrower.

Blank		1(x)

Last Payment Received Date (LPRD)	3	YYYYMMDD	Receipt Date of the last fully paid monthly installment of principal, interest, and escrow (if any) that was received from the borrower. Note: Dates of partial payments should not be entered here. {Data is when payment was actually received from the borrower) If this information is not available, then populate the field with the default value of 19000101.

Blank		1(x)

Unpaid Principal Balance (UPB) 100%	4	13.2	Unpaid Principal balance as of the end of the current period

Blank		1(x)

Interest Paid	5	13.2	Gross / Coupon Interest payment amount

Blank		1(x)

Principal Paid	6	13.2

Total principal paid down on the mortgage balance.

*  For approved payment reversals or principal applied incorrectly in a prior cycle the amount of negative principal to bring the mortgage balance in line with the correct UPB reported.

Blank		1(x)

Draw Amount	7	13.2	Total draws made against the line of credit for the current month

Blank		1(x)

Data: T0nnMMYY.LNS	Field Nbr	Format	Definition
Exception Code	8	2(x)

This field should contain an exception code only when exception activity occurs for that period, otherwise this field should contain a 0.

DEFAULT VALUE IS 0.

40     Inactivate loan, deemed the loan non-recoverable

60     Payoff - mortgage matured

61     Payoff - mortgage prepaid

65     Payoff - mortgage repurchased

69     Payoff - mortgage liquidated

70     Transfer to REO (status change exception)

72     Foreclosure (change of status from Active to Foreclosure)

80     Substituted Loan - Loan is added as a substitute for another loan

81     Reinstated Loan - Loan was previously delinquent, but the borrower has brought it current.

90     Loan Modified - This is an exceptional activity code which is reserved for future use. Modifications typically require repurchase from the trust prior to modifying the loan.

Blank		1(x)

Exception Date	9	YYYYMMDD	Date the exception occurred. If an exception has not occurred, this field should contain the default value of 19000101.

Blank		1(x)

Mortgage Note Rate	10	6.3	Rate associated with the borrower’s scheduled payment

Blank		1(x)

Mortgage P&I Amount	11	13.2	Principal and interest portion of the borrowers minimum installment. Note: 100% of the principal and interest amount should be entered in this field, including servicing and guarantee fees.

Blank		1(x)

Realized Losses	12	13.2	Amount of realized losses for that period. This field will also include any supplemental claims or proceeds for loans liquidated in a previous cycle.

Blank		1(x)

Cumulative Principal Advances	13	13.2	Total principal payments advanced by the Servicer and not repaid by the borrower. NOT APPLICABLE—DO NOT REPORT

Blank		1(x)

Interest Advances	14	13.2	Amount of interest payment advanced by the Servicer for that period. NOT APPLICABLE—DO NOT REPORT

Blank		1(x)

Loan Status	15	1(X)

Pertains to activity in the prior reporting cycle.

0 - Active

4 - Foreclosure

5 - REO

6 - Closed (PAYOFFS & REPURCHASES)

9 - Bankruptcy (OVERRIDES Active Status)

Note: 30,60 & 90 day delinquency status will be derived from the DDLPI field.

Blank		1(x)

Subservicer No.	16	6	Subservicer ID# - 6 digits

Blank		1(x)

Actual Loan Balance	17	13.2	Actual loan balance outstanding from the borrower.

Blank		1(x)

F-2

Data: T0nnMMYY.LNS	Field Nbr	Format	Definition

Next Interest Rate Change Date	18	YYYYMMDD	Applies only to ARM loans and reflects the next pending interest rate adjustment date. Default is 19000101. Since loans adjust monthly, only report the first adjustment date for loans with teaser period.

Blank		1(x)

Next Interest Payment Change Date	19	YYYYMMDD	Applies only to payment capped ARM loans and reflects the next pending payment adjustment date. Default is 19000101.

Blank		1(x)

Index Value at Reset Date	20	6.3	The index rate used in determining the ARM coupon. Default value is 0 for an ARM loan if the index is not changing in the current period. Also populate 0 if the loan is a fixed rate loan.

Blank		1(x)

Next Mortgage Rate expected at reset date	21	6.3	Should be populated in advance of the rate adjustment. Default value is 0 for an ARM loan if the rate is not changing. Default value is 0 if the loan is a fixed rate loan.

Blank		1(x)

Collateral Group No. #	22	2	This is a collateral grouping number for whole loan directed collateral deals. Default value is 0. Report the HELOCs and Fixed Rates separately.

Blank		1(x)

Current Arrearage Paid	23	13.2	The current amount of cashflow applied to the arrearage balance. Applies to loans that have been or are currently in default. Default value is 0.

Blank		1(x)

Outstanding Arrearage Balance	24	13.2	The total amount of outstanding interest accrued under forbearance period, after current arrearage payment. Default value is 0.

Blank		1(x)

Loan Number	25	13(X)	Loan number assigned to the mortgage by ___. Used for disclosure.

Blank		1(x)

Prepayment Premium Amount	26	13.2	The borrowers penalty payment for prepaying his mortgage. This amount is allocated in aggregate as a directed collateral amount to a specific bond. Default value is 0.

The Notes:

•	File must be a text file (either space or tab delimited).

•	Any dates should be in YYYYMMDD format. They should not contain slashes (/) or dashes (-).

•	Number fields should NOT include commas.

•	Any negative number should be denoted by a “-” in front of the number, do not put the “-” after the number or use parentheses.

F-3

SCHEDULE I

EARLY PAYMENT DEFAULT SCHEDULE: GREENPOINT MORTGAGE LOANS

I-1

SCHEDULE II

EARLY PAYMENT DEFAULT SCHEDULE: TERWIN MORTGAGE LOANS

II-1